UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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CAPITAL BANK FINANCIAL CORP.

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Capital Bank Financial Corp.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

THE ANNUAL MEETING OF SHAREHOLDERS of Capital Bank Financial Corp., a Delaware corporation, will be held at the DoubleTree Suites, 6300 Morrison Blvd., Charlotte, NC 28211 on May 22, 2013, at 10:00 a.m. local time for the following purposes:

1.	Elect as directors the eleven nominees named in the attached Proxy Statement to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2013.

3.	Approve the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan.

4.	Adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed, pursuant to Item 402 of Regulation S-K, in the Proxy Statement.

5.	Select, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of our named executive officers.

6.	Transact such other business as may properly come before the meeting.

Information with respect to these matters is contained in the Proxy Statement attached to this Notice.

The Board of Directors has fixed April 1, 2013 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only holders of record at the close of business on that date shall be entitled to notice of and to vote at the meeting or any adjournment thereof.

A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board of Directors from holders of Common Stock. Shareholders may withdraw their proxies at the meeting should they be present and desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

The approximate date on which we will begin mailing this Proxy Statement, the accompanying proxy and our 2012 Annual Report, including financial statements, to shareholders is April 10, 2013.

It is important that every shareholder be represented at the meeting regardless of the number of shares owned. To minimize expense associated with collecting proxies, please submit your proxy promptly.

By Order of the Board of Directors

VINCENT M. LICHTENBERGER

Secretary

Coral Gables, Florida

April 10, 2013

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2013. Our 2013 Notice of Annual Meeting and Proxy Statement and 2012 Annual Report to Shareholders are available at www.proxyvote.com and http://investor.capitalbank-us.com.

GENERAL INFORMATION

The accompanying proxy is solicited on behalf of the Board of Directors of Capital Bank Financial Corp. Our 2013 Annual Meeting of Shareholders will be held at the DoubleTree Suites, 6300 Morrison Blvd., Charlotte NC 28211 at 10:00 a.m. Eastern Time on May 22, 2013.

All shareholders of record of our Common Stock at the close of business on April 1, 2013 are entitled to notice of and to vote at the Annual Meeting. There were 33,048,303 shares of our Class A common stock outstanding and entitled to vote on such date, and each share is entitled to one vote. Shares of our Class B non-voting common stock are not entitled to vote. In this Proxy Statement, references to our “common stock” refer to our Class A common stock and our Class B non-voting common stock, collectively. There are no cumulative voting rights.

As permitted by rules recently adopted by the SEC, we are making this Proxy Statement and our 2012 Annual Report available at www.proxyvote.com and http://investor.capitalbank-us.com. If you received a separate notice by mail informing you of the availability of these materials on this Internet site, you will not receive a printed copy of the proxy materials in the mail unless you request to receive these materials. Instead, the notice instructs you how to access and review all of the important information in the Proxy Statement and 2012 Annual Report. The notice also instructs you how to submit your vote over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Shareholders have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on May 21, 2013.

When you vote by proxy, your shares will be voted according to your instructions. You can revoke your proxy at any time before it is exercised by written notice to our Secretary, timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or voting by ballot at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

We will pay the expense of soliciting these proxies. In addition to using the mails and the Internet, our officers, directors and employees may solicit proxies personally, by telephone or by facsimile. We will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies.

If you received a printed copy of the proxy materials, the Company offers the opportunity to electronically receive future proxy statements and annual reports over the Internet. By using these services, you are not only able to access these materials more quickly than ever before, but you are helping the Company reduce printing and postage costs and helping to preserve environmental resources. Online services are available to our registered and beneficial shareholders who have active email accounts and Internet access. Registered shareholders maintain shares in their own names. Beneficial shareholders have shares deposited with a bank or brokerage firm.

Our principal executive offices are located at 121 Alhambra Plaza, Suite 1601, Coral Gables, Florida 33134.

Unless the context otherwise requires, the terms “we”, “our”, “us” and “the Company” as used in this Proxy Statement refer to Capital Bank Financial Corp. References to “Capital Bank” or “Capital Bank, N.A.” refer to Capital Bank, National Association, our wholly-owned banking subsidiary.

VOTE REQUIRED FOR APPROVAL

The presence, in person or by proxy, of the holders of a majority of the shares of Class A common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Withheld votes, abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of constituting a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If you are a beneficial shareholder and your broker holds your shares in its name, the rules of the NASDAQ permit your broker to vote your shares on the ratification of the appointment of our independent registered certified public accounting firm, even if the broker does not receive voting instructions from you. However, under the rules of the NASDAQ, your broker cannot vote your shares on the other proposals if you do not timely provide instructions for voting your shares.

For Proposal 1, the eleven nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” affect the outcome.

The proposals to ratify the appointment of our independent registered certified public accounting firm (Proposal 2) and to approve the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan (Proposal 3), will each be passed if a majority of the shares of our Class A common stock present at the Annual Meeting and entitled to vote cast their votes “for” such proposal. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “against” these proposals. Broker “non-votes,” if applicable, are not considered to be entitled to vote and therefore, will have no effect on the voting results for Proposal 3 (there will not be broker “non-votes” for Proposal 2).

The advisory vote on executive compensation (Proposal 4) and the advisory vote on the frequency of future votes on executive compensation (Proposal 5) are non-binding, as provided by law. Our Board, however, will review the results of the votes and, consistent with our commitment to shareholder engagement, will take them into account in making a determination concerning the advisory vote on executive compensation and the frequency of such future advisory votes.

The advisory proposal on the compensation of our named executive officers (Proposal 4) will be approved if a majority of the shares of our Class A common stock present at the Annual Meeting and entitled to vote cast their votes “for” the proposal. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “against” this proposal. Broker “non-votes” are not considered to be entitled to vote and therefore, will have no effect on the voting results for this proposal.

The outcome of the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 5) will be decided by plurality vote, with the option that receives the greatest number of votes (every one, two or three years) being considered the non-binding preference selected by shareholders. Abstentions and broker “non-votes” are not counted as votes “for” or “against” these proposals.

PROPOSALS TO SHAREHOLDERS

1. ELECTION OF DIRECTORS

One of the purposes of the Annual Meeting is the election of eleven directors to hold office until the next annual meeting of shareholders in 2014 and until their respective successors are elected and qualified. The eleven nominees for election as a director are named on the following pages. All of them are currently directors.

All nominees have indicated that they are willing to serve as directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by our Board of Directors to replace such nominee.

The Board recommends that you vote FOR the election of these nominees for director.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND THEIR COMMITTEES

NOMINEES FOR ELECTION AND THEIR QUALIFICATIONS

Charles F. Atkins Age 63 Director since 2012 President, Cam-L Properties, Inc.

Charles F. Atkins has been a member of our Board of Directors since October 2012. Mr. Atkins served as a director of “Old Capital Bank”, the banking subsidiary of a company we acquired in January 2011, since its inception in 1997 and served as a director of that entity’s holding company, Capital Bank Corporation (“Capital Bank Corp.”), from 2003 until Capital Bank Corporation merged into the Company in September 2012 (our “reorganization”). He is currently, and has been for the past 21 years, President of Cam-L Properties, Inc., a commercial real estate development company located in Sanford, North Carolina.

Mr. Atkins has substantial experience with community banking, as he was an organizer of Old Capital Bank, and in his position with a real estate development company has developed an extensive understanding of certain real estate markets in which we make loans. During his tenure with Capital Bank Corp., he has obtained knowledge of Capital Bank Corp.’s business, history and organization, which has enhanced his ability to serve as director.

Martha M. Bachman Age 58 Director since 2012 Financial Consultant

Martha M. Bachman has been a member of our Board of Directors since October 2012. Ms. Bachman began her professional career in 1980 as an owner/co-owner of a successful retail, non-public company in Northeast Tennessee which was sold in 2007. She currently provides financial consulting to her family’s other personal enterprises including rental properties, investments and other holdings.

Ms. Bachman’s family has been closely affiliated with Green Bankshares, Inc. (“Green Bankshares”), a company we acquired in September 2011, for over two generations which provides a strong historical connection between the local community and Capital Bank. Ms. Bachman was a director of Green Bankshares until Green Bankshares merged into the Company as part of the reorganization in September 2012. Ms. Bachman has extensive experience as a successful business owner and also provides expertise in matters relating to the retail industry.

Richard M. DeMartini Age 60 Director since 2009 Managing Director, Crestview Partners	Richard DeMartini has been a member of our Board of Directors since our founding in 2009. Mr. DeMartini joined Crestview Partners in 2005 and became a Managing Director of Crestview in 2006. Mr. DeMartini currently serves as a director of Munder Capital Management, a registered investment adviser, and is on the Board of Directors of Martin Currie Ltd., a UK registered investment advisory firm, which are Crestview Partners portfolio companies. Mr. DeMartini also serves as a director of Partners Capital. Mr. DeMartini retired as President of Bank of America’s Asset Management Group in December 2004. He was also a member of the Risk and Capital Committee and the Operating Committee at Bank of America, which he joined in 2001. Prior to joining Bank of America in 2001, Mr. DeMartini served as Chairman and Chief Executive Officer of the International Private Client Group at Morgan Stanley Dean Witter. He also was a member of the Morgan Stanley Dean Witter Management Committee. Mr. DeMartini’s career at Morgan Stanley Dean Witter spanned more than 26 years and included roles as President of Individual Asset Management, Co-President of Dean Witter & Company, Inc. and Chairman of Discover Card. He has been a member of the investment community since joining Dean Witter in 1975. He has served as Chairman of the Board of Directors of The NASDAQ Stock Market, Inc. and Vice Chairman of the Board of Directors of the National Association of Securities Dealers, Inc. Mr. DeMartini earned a Bachelor of Science degree in Marketing from San Diego State University.

Mr. DeMartini’s extensive experience as both an investor in and executive of financial institutions qualifies him to serve on our Board of Directors. His experience helps us to identify investment opportunities and manage both growth and risk in our existing business. Mr. DeMartini serves as the representative of Crestview-NAFH, LLC (who we refer to as “Crestview-NAFH”) on our Board of Directors. See “Certain Relationships and Related Party Transactions—Arrangements with Crestview-NAFH, LLC and Affiliates of Oak Hill Advisors, L.P.”

Peter N. Foss Age 69 Director since 2009 Retired President, Olympic Sponsorship and Corporate Accounts, and General Manager, Enterprise Selling, General Electric Co.

Peter Foss has been a member of our Board of Directors since our founding in 2009. Mr. Foss was President of the General Electric Company’s Olympic Sponsorship and Corporate Accounts from 2003 until his retirement in February 2013. In addition, Mr. Foss was General Manager for Enterprise Selling, with additional responsibilities for Sales Force Effectiveness and Corporate Sales Programs. He was with GE for 35 years and, prior to his most recent position, served for six years as the President of GE Polymerland, a commercial organization representing GE Plastics in the global marketplace. Prior to GE Polymerland, Mr. Foss served in various commercial roles in the company, including introducing LEXAN ® film in the 1970s, and was the Market Development Manager on the ULTEM ® introduction team in 1982. He has also served as the Regional General Manager for four of the GE Plastics regions, including leading the GE Plastics effort in Mexico in the mid-1990s. Mr. Foss serves as a director of Capital Bank, N.A., our operating bank subsidiary. Mr. Foss earned a Bachelor of Science degree in Chemistry from Massachusetts College of Pharmacy, Boston. Mr. Foss previously served on the boards of directors of Capital Bank Corp., Green Bankshares and TIB Financial Corp., three companies we held controlling interests in prior to the time we merged each of these companies into the Company in September 2012 as part of the reorganization.

Mr. Foss’s extensive managerial and sales experience qualifies him to serve on our Board of Directors. His experience assists us in developing plans to expand and energize our sales and marketing activities.

William A. Hodges Age 64 Director since 2009 President & Owner, LKW Properties, LLC	Bill Hodges has been a member of our Board of Directors since our founding in 2009. Mr. Hodges has been President and Owner of LKW Properties LLC, a Charlotte-based residential land developer and homebuilder, since 2005. Prior to that, Mr. Hodges worked for over 30 years in various functions at Bank of America and its predecessors. From 2004 to 2005, he served as Chairman of Bank of America’s Capital Commitment Committee. Mr. Hodges served as Managing Director and Head of Debt Capital Markets from 1998 to 2004 and as Managing

Director and Head of the Real Estate Finance Group from 1996 to 1998. Prior to Bank of America’s merger with NationsBank Corp., he served as Washington, D.C. Market President and Head of MidAtlantic Commercial Banking for NationsBank Corp. from 1992 to 1996. Mr. Hodges began his career at North Carolina National Bank, where he worked for 20 years in various roles, including Chief Credit Officer of Florida operations and as manager of the Real Estate Banking and Special Assets Groups. Mr. Hodges serves as a director of Capital Bank, N.A., our operating bank subsidiary. Mr. Hodges earned a Bachelor of Arts degree in History from the University of North Carolina at Chapel Hill and a Master of Business Administration degree in finance from Georgia State University. Mr. Hodges previously served on the boards of directors of Capital Bank Corp., Green Bankshares and TIB Financial Corp., three companies we held controlling interests in prior to the time we merged each of these companies into the Company in September 2012 as part of the reorganization.

Mr. Hodges’s substantial experience in the banking and real estate sectors qualifies him to serve on our Board of Directors.

Oscar A. Keller III Age 68 Director since 2012 Chief Executive Officer, Earthtec of NC, Inc.

Oscar A. Keller III has been a member of our Board of Directors since October 2012. Mr. Keller served as a director of Old Capital Bank since its inception in 1997 until the completion of our reorganization and as a director of Capital Bank Corp. since its inception until the completion of our reorganization in September 2012, and as Chairman of the board of directors of Capital Bank Corp. from Capital Bank Corp.’s inception through the closing of our investment in Capital Bank Corp. in January 2011. He also served as a director of Capital Bank Foundation, Inc. Mr. Keller was also a founding director of Triangle Bank from 1988 to 1998, and served on its executive committee and audit committee. Furthermore, he served as a director of Triangle Leasing Corp. from 1989 to 1992. He is currently, and has been for the past 15 years, Chief Executive Officer of Earthtec of NC, Inc., an environmental treatment facility founded in 1991 in Chicago, Illinois and in Sanford, North Carolina. Mr. Keller attended the University of North Carolina School of Public Health and continues to develop and construct healthcare and retirement homes and apartments across North Carolina. Mr. Keller is also currently the Chairman of the Sanford Lee County Regional Airport Authority (Raleigh Executive Jet Port), Vice Chairman of Lee County Economic Development Corp. and a member of Triangle Regional Partnership Staying on Top 2 committee.

During his term as Chairman of the board of directors of Capital Bank Corp., Mr. Keller has had the opportunity to develop extensive knowledge of Capital Bank Corp.’s business, history and organization which, along with his personal experience in markets that we serve, has supplemented his ability to effectively contribute as a director. Mr. Keller is a founder of the Old Capital Bank and a well-regarded community leader in Sanford, North Carolina.

Jeffrey E. Kirt Age 40 Director since 2010 Partner, Oak Hill Advisors, LP	Jeffrey Kirt has been a member of our Board of Directors since 2010. Mr. Kirt is a Partner at Oak Hill Advisors, L.P. where he has responsibility for investment research and analysis in several sectors including financial, aerospace, autos, defense and transportation. In addition, he has responsibility for the origination and execution of distressed debt and equity transactions. Mr. Kirt previously worked in the Leveraged Finance and High Yield Capital Markets groups at UBS Securities, LLC and the High Yield Capital Markets group at USBancorp Libra. He earned a B.A., with distinction, from Yale University. Mr. Kirt currently serves on the Boards of Directors of Avolon Aerospace Ltd. and Cooper-Standard Holdings, Inc.

Mr. Kirt’s finance and investment experience assists us in identifying future investment opportunities and qualifies him to serve on our Board of Directors. Mr. Kirt serves as the representative of certain affiliates of Oak Hill Advisors, L.P. (who we collectively refer to as “Oak Hill”) on our Board of Directors. See “Certain Relationships and Related Party Transactions—Arrangements with Crestview-NAFH, LLC and Affiliates of Oak Hill Advisors, L.P.”

Samuel E. Lynch Age 53 Director since 2012 Founder, President & CEO, BioMimetic Therapeutics, Inc.	Samuel E. Lynch has been a member of our Board of Directors since October 2012. Dr. Lynch served as a director of Green Bankshares from 2008 through the completion of our reorganization in September 2012. Dr. Lynch is founder of BioMimetic Therapeutics, Inc. and has been its President, CEO and a director since inception in 1999. BioMimetic is a public biotechnology company utilizing purified recombinant human platelet-derived growth factor (rhPDGF-BB) in combination with tissue specific matrices as its primary technology platform for promotion of tissue healing and regeneration. He also served as chairman of the board of BioMimetic from inception until August 2005. Dr. Lynch has spent his career in health care management, product development, and earlier in academic medicine/dentistry, including research and patient care. He received his Doctorate of Medical Sciences and Specialty in Periodontology from the Harvard Medical and Dental Schools, respectively, as well as a Doctorate of Dental Medicine from Southern Illinois University School of Dental Medicine. He has published and lectured extensively worldwide and is a co-inventor of BioMimetic’s technologies.

Dr. Lynch’s experience as the president and chief executive officer of a registered public company offers management experience, leadership capabilities, financial knowledge and business acumen.

Marc D. Oken Age 66 Director since 2009 Managing Partner, Falfurrias Capital Partners

Marc Oken has been a member of our Board of Directors since our founding in 2009. Mr. Oken is the Co-Founder and Managing Partner of Falfurrias Capital Partners and he currently oversees the operations of the firm. Mr. Oken is the former Chief Financial Officer of Bank of America. Also, during his tenure with Bank of America as a senior financial executive, Mr. Oken had significant involvement in all of Bank of America’s acquisition activities. In the Fleet Boston Financial Corporation acquisition, he held the additional role of Transition Executive and was responsible for integration of the companies. Prior to his career with Bank of America, Mr. Oken was a Partner with Price Waterhouse and served as a Professional Accounting Fellow at the SEC. Mr. Oken is the past Chairman of the Board of Directors of Bojangles’, a private company that until August 2011 was controlled by a Falfurrias Capital-led investor group. He serves on the Board of Directors of Dorsey Wright & Associates, a registered investment adviser and private company controlled by Falfurrias Capital. He also serves on the Board of Directors of Marsh & McLennan Companies, Sonoco Products Company and is a former director of Star Scientific, Inc. Mr. Oken earned a Bachelor of Science degree in Business Administration from Loyola College and obtained a Master of Business Administration degree from the University of West Florida.

Mr. Oken’s qualifications to serve on our Board of Directors include his extensive experience integrating acquisitions as well as his expertise in financial and accounting matters for complex organizations.

R. Eugene Taylor Age 65 Director since 2009 Chief Executive Officer and President, Capital Bank Financial Corp. and Capital Bank, N.A.	Gene Taylor has served as Chairman of our Board of Directors and as our Chief Executive Officer since our founding in 2009. Mr. Taylor spent 38 years at Bank of America Corp. and its predecessor companies, most recently as the Vice Chairman of the firm and President of Global Corporate & Investment Banking. Mr. Taylor also served on Bank of America’s Risk & Capital and Management Operating Committees. He originally joined Bank of America in 1969 as a credit analyst. He served in branch offices, marketing and management positions across North Carolina and Florida. In 1990, Mr. Taylor was named President of the Florida Bank and, in 1993, President of NationsBank Corp. in Maryland, Virginia and the District of Columbia. In 1998, Mr. Taylor was appointed to lead Consumer and Commercial Banking operations in the legacy Bank of America Western U.S. footprint. He subsequently returned to Charlotte, North Carolina to create a national banking unit and, in 2001, was named President of Bank of America Consumer & Commercial Banking. In 2004, Mr. Taylor assumed responsibility for the organization’s combined commercial banking businesses known as Global Business & Financial Services, before being named Vice Chairman of Bank of America and President of Global Corporate & Investment Banking in 2005. Most recently, Mr. Taylor served as a Senior Advisor at Fortress Investment Group LLC. Mr. Taylor serves as a director of Capital Bank, N.A., our operating bank subsidiary. Mr. Taylor is a Florida native and received his Bachelor of Science in Finance from Florida State University. Mr. Taylor previously served on the boards of directors of Capital Bank Corp., Green Bankshares and TIB Financial Corp., three companies we held controlling interests in prior to the time we merged each of these companies into the Company in September 2012 as part of the reorganization.

Mr. Taylor brings to our Board of Directors valuable and extensive experience from managing and overseeing a broad range of operations during his tenure at Bank of America. His experience in leadership roles and activities in the Southeast qualifies him to serve as the Chairman of our Board of Directors.

William G. Ward, Sr. Age 59 Director since 2012 Chair of Orthopaedic Surgery & Chief of Musculoskeletal Service Line, Guthrie Healthcare System	William G. Ward, Sr., M.D. has been a member of our Board of Directors since October 2012. Dr. Ward is an orthopaedic surgeon who was on the faculty of Wake Forest University Health Services for over 20 years, earning the title of full professor in 2000. He retired from Wake Forest on December 31, 2012, where he remains Emeritus Professor of Orthopaedic Surgery. He assumed the role of Chair of Orthopaedic Surgery and Chief of the Musculoskeletal Service Line for Guthrie Healthcare System in Sayre, PA on January 1, 2013.

Dr. Ward was one of the original founders of Southern Community Bank and Trust and was a member of Southern Community’s initial Board of Directors assembled in 1996 following the creation of Southern Community Bank and Trust. As a founding board member, Dr. Ward was extensively involved in the founding and creation of another community bank in 1982. He was recruited to Southern Community’s Board of Directors at the time Southern Community Bank and Trust was being formed because of his knowledge and expertise in “start-up” banking structure and processes. He was elected Chairman of the Board of Southern Community Bank by their board following their decision to select an independent board member as Chair in 2011. Dr. Ward also served as Chair of Southern Community’s Investment Committee which coordinated and provided policy oversight on Southern Community’s investment strategy and operations and its capital structure. Dr. Ward and colleagues formed a local angel fund (Incentive MicroAngel Fund-IMAF Trial), for which he continues to serve on the administrative committee. As a long-standing member of the community served by Southern Community, Dr. Ward is able to provide the Company’s Board of Directors with insight into the local community. As a physician leader, Dr. Ward provides insight into health-related economic issues. As a former Board Chairman and a legacy board member of Southern Community Bank and Trust, Dr. Ward provides valuable input to the Company’s CVR committee.

For information relating to our committees, including committee composition, please refer to “Committees of Our Board of Directors” in this Proxy Statement. For information relating to independence, please refer to “Director Independence” in this Proxy Statement. For information on our Executive Officers, please refer to “Information About Executive Officers” in this Proxy Statement.

OTHER NOMINEES

Under our By-Laws, nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by any shareholder who was a shareholder of record at the time of giving the notice described below, who is entitled to vote at such meeting and who complies with the notice procedures set forth in the By-Laws.

For a nomination to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2014 Annual Meeting, such notice must be received between January 22, 2014 and February 21, 2014. Each such notice must include among other things:

•

the name, age, and principal occupation or employment of each proposed nominee and a brief description of any arrangement or understanding between the nominee and others relating to why he or she was selected as a nominee, in addition to any other information required by the SEC’s proxy regulations;

•	the proposed nominee’s written consent to serve as a director if elected;

•	the name and address of the shareholder proposing the nominee as well as any affiliates or associates acting in concert with such shareholder;

•	the number of shares of each class of Company stock owned by such shareholders; and

•	a description of all ownership interests in the shares identified, including derivative securities, hedged positions and other economic and voting interests.

No person nominated by a shareholder at the Annual Meeting is eligible for election as a director unless nominated in accordance with the procedures contained in the By-Laws.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Independent Public Accountants

The Audit Committee of our Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, subject to ratification by the shareholders at the Annual Meeting, to serve as our independent registered certified public accounting firm for the year 2013. Should PricewaterhouseCoopers LLP be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services.

Representatives of the firm of PricewaterhouseCoopers LLP, our independent registered certified public accounting firm for the most recently completed fiscal year, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders, if any.

Fees to Independent Registered Certified Public Accounting Firm for 2012 and 2011

The following is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered for 2012 and 2011:

	2012	2011
	(In millions)
Audit Fees	$1.6	$1.5
Audit-Related Fees	0.7	0.2
Tax Fees	0.1	0.2
All Other Fees	0.1	0.1

Total Fees	$2.5	$2.0

Audit Fees.  Audit fees consist of fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our financial statements, the review of financial statements included in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q and services that are normally provided by them in connection with statutory and regulatory filings or engagements for those years.

Audit-Related Fees.  Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above. Audit-related fees included fees for consent procedures associated with our initial public offering, employee benefit plan audits, acquisition/divestiture assistance and accounting consultation.

Tax Fees.  Tax fees consist of fees billed by PricewaterhouseCoopers LLP for tax services, including income tax return preparation, tax advice and tax planning.

All Other Fees.  All other fees consist of fees related to products and services provided by PricewaterhouseCoopers LLP, other than those reported above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”. For 2012 and 2011, all other fees represents fees billed by PricewaterhouseCoopers LLP for miscellaneous services.

None of the services represented by the fees set forth in the above table were provided in accordance with the de minimis exception to Audit Committee approval that appears in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Audit Committee Pre-Approval Services

The Audit Committee of our Board of Directors must review and pre-approve all audit and non-audit services performed by our independent registered certified public accounting firm. In conducting such reviews, the Audit Committee will determine whether the provision of non-audit services would impair the firm’s independence.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Other than for tax compliance and consulting services less than $100,000, the Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent certified registered public accounting firm.

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the year 2013 will be passed if a majority of the shares of our Class A common stock present at the Annual Meeting and entitled to vote cast their votes “for” such proposal. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “against” this proposal.

The Board of Directors recommends that you vote FOR ratifying this appointment.

3. APPROVAL OF THE CAPITAL BANK FINANCIAL CORP. 2013 OMNIBUS COMPENSATION PLAN

The Board has approved our 2013 Omnibus Compensation Plan (the “Plan”) and is submitting a proposal for approval of the Plan by shareholders. The Plan replaces the North American Financial Holdings, Inc. 2010 Equity Incentive Plan, pursuant to which we granted equity awards prior to our initial public offering in September 2012. If the Plan is approved, no additional equity awards will be granted pursuant to the North American Financial Holdings, Inc. 2010 Equity Incentive Plan.

Rationale for Adopting the Plan

The granting of equity awards is an essential aspect of the Company’s compensation program and, in connection with its recent initial public offering, the Company has determined that adopting a new omnibus plan is an essential tool for advancing its compensation philosophy. As of March 1, 2013, there were approximately 300,000 shares available for grant pursuant to the North American Financial Holdings, Inc. 2010 Equity Incentive Plan (none of which will be available for grant if the Plan is approved by shareholders).

The Board believes that the our executive compensation program, and particularly the granting of equity awards, allows the Company to align the interests of its executives and other employees of the Company who are selected to receive awards with those of shareholders by rewarding long-term decision-making and actions for the betterment of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified executives and other employees and provides them with additional incentive to devote their best efforts to pursue and sustain our superior long-term performance, enhancing the value of the Company for the benefit of its shareholders. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity awards to its employees so that it can react appropriately to the changing competitive and regulatory environment while being mindful of the impact to shareholders.

In addition, the provisions of the Plan are meant to permit, but not require, the Company to award compensation that is tax deductible despite the limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”). Under Section 162(m) of the Code, annual compensation in excess of $1 million paid to a corporation’s chief executive officer and the three next highest paid executive officers other than the chief financial officer is not deductible by the Company for federal income tax purposes, unless such compensation is considered “performance-based compensation.” For compensation to qualify as “performance-based compensation,” certain conditions must be met, including shareholder approval of the material terms of the arrangement under which the compensation is paid.

Rationale for Plan Share Limit

The number of shares of Company common stock to be available under the Plan will be 2,639,000 shares, with 30% of such pool (791,700) to be available for grant as “full value awards” (restricted stock, restricted stock units, performance shares, etc.). In determining the number of shares to be available under the Plan, the Compensation Committee considered data prepared by its independent compensation consultant. This report analyzed the Company’s share allocation (overhang) and considered the likely analysis by proxy advisory firms. In addition, the report provided data on general banking industry practice with respect to burn rate, which is particularly important for the Company because, as a newly public company, there is limited relevant historical grant practices for the Compensation Committee to consider.

The Plan, if approved, will allow awards to be granted beginning May 22, 2013 (the “Effective Date”) through May 22, 2023. A summary of the Plan appears below. This summary is qualified in its entirety by reference to the text of the Plan, which is included as Appendix A to this proxy statement.

Shares Available for Plan

The Plan makes 2,639,000 shares of our common stock available for grant. Such shares may be either authorized but unissued shares or treasury shares. The closing price of our common stock on the NASDAQ on April 1, 2013 was $17.01.

Any shares in respect of which awards have been forfeited, lapsed, expired, been canceled, settled in cash, or otherwise been returned to us shall again be available for awards under the Plan. Awards payable solely in cash will not reduce the number of shares of common stock available for awards under the Plan.

Individual and Specific Limits

The Plan provides for the following individual or specific limits:

•

the maximum number of shares of common stock that may be issued under the Plan pursuant to performance share awards, performance unit awards, restricted stock awards, restricted stock unit awards, and Other Awards is 791,700 shares;

•	no individual may receive awards (other than stock options or stock appreciation rights) with respect to more than 300,000 shares in any calendar year;
•	no individual may receive stock options or stock appreciation rights with respect to more than 500,000 shares in any calendar year;
•	the maximum number of shares granted under the Plan pursuant to options designated as incentive stock options is 500,000 shares; and
•

no individual may be granted cash-based awards that are intended to qualify as performance-based compensation for the purposes of Section 162(m) of the Code that have an aggregate maximum payment value in any calendar year in excess of $5,000,000.

Plan Administration

The Plan is administered by the Compensation Committee of the Board of Directors. The Committee is comprised solely of independent directors.

Eligibility

Awards under the Plan may be granted to participants at the discretion of the Committee.

Stock Options

The Committee may grant options to purchase our common stock at not less than fair market value on the date of grant. The Plan specifically prohibits the repricing of options after they are granted, or the exchange or “swapping” of lower priced options for higher priced options.

The Plan provides for the grant of stock options that qualify as Incentive Stock Options under the Code, as well as stock options that do not qualify for such treatment. The federal income tax treatment of Incentive Stock Options is generally more favorable to optionees than the treatment accorded other options. It is also less favorable to the Company because the Company will generally not receive a tax deduction with respect to Incentive Stock Options. (See “Federal Income Tax Treatment” below.) Under current law, the maximum amount of Incentive Stock Options that may be granted to an individual that are exercisable for the first time during any calendar year may not exceed $100,000 in aggregate fair market value.

The Plan provides that, subject to certain limitations with respect to the price and term of options and rights upon termination of employment, discussed below, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options. The Committee may, in its discretion, grant options to purchase our common stock to directors, officers and other employees of the Company or its subsidiaries, among others. It may also determine the term of each option, which may not exceed 10 years from the date of grant, and may permit payment upon exercise to be made in Company common stock owned by the optionee, valued at the fair market value on the date of exercise, or other acceptable forms of consideration equal in value to the option price. The Committee may place limitations on the pyramiding of shares in payment of the option price.

Stock Appreciation Rights

The Plan also authorizes the Committee to grant stock appreciation rights, either in connection with any option granted by the Committee or separately. A stock appreciation right would, subject to the terms and conditions set forth in the Plan, allow an employee to surrender the related stock option (or separate stock appreciation right) and receive payment for the difference between the stock option price (or base price in the case of a separate stock appreciation right) and the price of the Company’s common stock on the date on which the appreciation right is exercised. Such payment may, in the sole discretion of the Committee, be made in either stock or cash or in any combination thereof.

Stock appreciation rights that are granted in tandem with a related stock option may only be granted at the time of the granting of the related stock option. The number of stock appreciation rights granted shall not exceed the number of shares that may be purchased upon the exercise of the related options and shall be exercisable only so long as the related options are exercisable.

Cash Awards

Awards denominated in a dollar amount may be granted under this Plan. Cash-based awards are subject to the terms and conditions provided by the Committee. Any cash-based award intended to qualify as performance-based compensation for the purposes of Section 162(m) of the Code will be designed and granted in accordance with the applicable rules. No participant may be granted cash-based awards that are intended to qualify as performance-based compensation for the purposes of Section 162(m) of the Code that have an aggregate maximum payment value in any calendar year in excess of $5,000,000. Cash-based awards may be paid in cash, shares or as other awards as determined by the Committee.

Performance Share and Performance Unit Awards (including Performance Objectives)

The Committee may award performance shares (payable in shares of common stock) and performance units (payable either in cash or shares of common stock) which are contingent upon the attainment of performance objectives. The Plan provides that the performance objectives which may be used are: earnings and earnings per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); net income and net income per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); pre-tax, pre-provision earnings and pre-tax, pre-provision earnings per share; core pre-tax, pre-provision earnings and core pre-tax, pre-provision earnings per share; pre-tax, pre-provision earnings or core pre-tax, pre-provision earnings to risk-weighted assets; revenues; profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, in total or with respect to specific categories or business units); operating or cash earnings and operating or cash earnings per share; cash (cash flow, cash generation or other cash measures); return measures (including, but not limited to, total stockholder return, return on average assets, return on average stockholders’ equity, return on investment and cash return on tangible equity); net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; net non-interest expense to average assets; interest-sensitivity gap levels; expense targets, efficiency ratio or other expense measures; assets under management; levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); market share; growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; business expansion or consolidation (acquisitions and divestitures); strategic plan development and implementation; internal rate of return; Share price; regulatory compliance; satisfactory internal or external audits; book value and book value per share; tangible stockholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; tangible common equity to tangible assets; tangible common equity to risk-weighted assets; improvement of financial ratings; and achievement of balance sheet or income statement objectives, or other financial accounting or quantitative objectives established by the Committee.

The performance objectives may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular participant, subsidiary, division or operating unit, or any combination of the foregoing, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may adjust, modify or amend the above criteria, either in establishing any performance objective or in determining the extent to which any performance objective has been achieved. Without limiting the generality of the foregoing, the Committee shall have the authority, at the time it establishes the performance objectives, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the Plan.

Restricted Stock and Restricted Stock Unit Awards

The Committee may award restricted stock or restricted stock units that are subject to conditions including continued employment with the Company. Restricted stock or restricted stock unit awards that are conditioned upon continued employment are generally conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability, retirement, or change in control.

Other Awards

The Plan permits the Committee to make other types of awards, including awards (such as phantom shares) that are based in whole or in part on the value of the Company’s common stock, in lieu of making awards in actual shares of stock (“Other Awards”).

Dividends and Voting

The Plan provides that, except with respect to stock options and stock appreciation rights, the Committee may permit a participant to receive or accrue dividends with respect to such awards under such terms and conditions as the Committee may deem appropriate. In addition, the Committee may permit a participant to vote or execute proxies with respect to shares awarded to a participant under such terms and conditions as the Committee may deem appropriate.

Miscellaneous

The Plan authorizes the delegation of authority with respect to up to 10% of the shares authorized under the Plan to our Chief Executive Officer and other officers, but only with respect to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

The Committee has discretion to make such provisions as it deems appropriate with respect to the effect, if any, termination of employment will have on any grants or awards under this plan.

The Committee may require that any Federal, state, or local withholding tax requirements be satisfied by withholding shares of common stock.

The Committee may permit deferral of cash or stock based awards (other than options or stock appreciation rights).

Awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or as the Committee approves. Under no circumstances will a transfer for value of any Award be permitted.

If actual shares are awarded subject to performance objectives, continued service, or other conditions, they may be registered in the participant’s name but held by us or be retained in book-entry form. In such event the participant will be entitled to receive all dividends and other distributions and shall have voting rights. Stock awards with respect to which the restrictions are not removed shall be forfeited to us. Any award of restricted stock or restricted stock units that is conditioned upon continued employment shall be conditional upon continued employment for a minimum period of three years following the award, except in the case of death, disability, retirement, or change in control.

If there is a change in corporate capitalization such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number.

In the event of a “change in control,” outstanding options and/or stock appreciation rights generally fully vest and become exercisable and other equity awards granted pursuant to the Plan will be subject to the terms and conditions set forth in the applicable award agreement. In the event of a change in control, the Committee has the discretion to terminate all outstanding awards in exchange for a payment to the participant in cash in an amount intended to take into account the transaction value and reflect the value of the award at such time.

For the purposes of the Plan a “change in control” is generally deemed to have occurred upon (i) the acquisition by any individual, entity or group of “beneficial ownership” (pursuant to the meaning given in Rule 13d-3 under the Exchange Act) of 51% or more (on a fully diluted basis) of either (a) the outstanding shares of our common stock, taking into account as outstanding for this purpose each common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt and the exercise or settlement of any similar right to acquire such common stock, or (b) combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, with each of clauses (a) and (b) subject to certain customary exceptions; (ii) there generally is a change in the majority of the Directors of the Company, (iii) approval by our shareholders of our complete dissolution or liquidation or (iv) the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of our assets or similar form of corporate transaction involving us that requires the approval of our shareholders (each, a “Business Combination”), whether for such transaction or the issuance of securities in the transaction, in each case, unless immediately following the Business Combination: (a) more than 50% of the total voting power of the entity resulting from such Business Combination or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the surviving company is represented by the outstanding company voting securities that were outstanding immediately prior to such Business Combination, and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding company voting securities among the holders thereof immediately prior to the Business Combination, (b) no person (other than any employee benefit plan sponsored or maintained by the surviving company) is or becomes the “beneficial owner”, directly or indirectly, of 51% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent company (or, if there is no parent company, the surviving company) and (c) at least two-thirds of the members of the board of directors of the parent company (or, if there is no parent company, the surviving company) following the consummation of the Business Combination were members of the Board of Directors at the time of the Board of Director’s approval of the execution of the initial agreement providing for the Business Combination.

The Plan is intended to be interpreted, construed, and administered in such manner as to comply with Section 409A of the Code and, to the extent determined by the Committee with respect to any specific award, with Section 162(m) of the Code. While the Plan is intended to comply with Section 162(m) of the Code, the Company may elect to provide non-deductible compensation under the Plan at its discretion.

The Plan may be amended by the Board, except that (i) no amendment shall be made without the approval of shareholders which has the effect of (A) increasing the number of shares of stock subject to the Plan, (B) materially increasing the benefits accruing to participants under the Plan, or (C) materially modifying the requirements for participation in the Plan, and (ii) no amendment may adversely affect any rights or obligations with respect to awards previously made unless the action is taken in order to comply with applicable law, stock exchange rules, or accounting rules.

Federal Income Tax Treatment

The following is a summary of the current federal income tax consequences upon the granting and exercise of stock options, stock appreciation rights, restricted stock, and restricted stock unit awards.

Incentive Stock Options.  An employee who is granted an Incentive Stock Option under the Plan will not be subject to federal income tax upon the grant or exercise of the option. However, the exercise of an Incentive Stock Option is a tax preference item and may be subject to the alternative minimum tax.

In the event of a sale of the shares received upon exercise of an Incentive Stock Option after two years from the date of grant and after one year after the date of exercise (the “Holding Period”) any appreciation of the shares received above the exercise price should be a capital gain. The current tax rate applicable to long-term capital gains is 20 percent. We would not be entitled to a tax deduction with respect to the grant or exercise of an Incentive Stock Option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an Incentive Stock Option are sold by the employee before the end of the Holding Period, any gain on the sale (to the extent such gain does not exceed the excess of the fair market value of the shares on the exercise date over the option price) will be ordinary income for the taxable year in which the sale occurs. Any additional gain will be capital gain. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

Nonqualified Stock Options.  An employee who is granted a stock option under the Plan that is not an Incentive Stock Option will not be subject to federal tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a stock option under the Plan that is not a statutory Incentive Stock Option, the excess of the fair market value of the shares on the exercise date over the option price will be considered compensation taxable as ordinary income to the employee. We may claim a tax deduction in the amount of the taxable compensation realized by the employee.

Stock Appreciation Rights.  Stock appreciation rights will not result in taxable income to the recipient or a tax deduction for us at the time of grant. The exercise of stock appreciation rights will result in compensation taxable as ordinary income to the employee and a tax deduction to us in the amount of any cash paid or the fair market value of any shares issued or transferred.

Restricted Stock and Other Stock Awards.  Stock awards made without restrictions are treated as compensation to the recipient in the amount of the fair market value of the shares and are deductible by us. Stock awards with restrictions will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant, unless the recipient makes an election under Section 83(b) of the Code to have the award taxed at the time of the grant. Assuming no such election is made, upon lapse of restrictions, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the recipient and we may claim a tax deduction at the same time in the same amount, Dividends paid on shares subject to restrictions will be deemed compensation to the recipient and deductible by us.

Restricted Stock Unit Awards.  Restricted stock unit awards will not result in taxable income to the recipient or a tax deduction for us at the time of grant. At the time the restriction lapses, and shares are issued to the recipient, such shares will be treated as compensation to the recipient in the amount of the fair market value of the shares at such time and will be deductible by us.

Plan Benefits

It is not presently possible to determine the dollar value of awards that may be made, or the individuals that may be selected for such awards, in the future under the Plan.

Awards under the North American Financial Holdings, Inc. 2010 Equity Incentive Plan in 2012 to the Chief Executive Officer and each of the named executive officers are shown in the “Summary Compensation Table” and in the “Grants of Plan-Based Awards” table.

Awards under the North American Financial Holdings, Inc. 2010 Equity Incentive Plan granted in 2012 for all executive officers as a group were as follows: 555,849 stock options and 306,563 restricted stock units. No other awards were granted under the North American Financial Holdings, Inc. 2010 Equity Incentive Plan in 2012.

Vote Required

Approval of the Plan will be passed if a majority of the shares of our Class A common stock present at the Annual Meeting and entitled to vote cast their votes “for” such proposal. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes “against” this proposal. Broker “non-votes,” are not considered to be entitled to vote and therefore, will have no effect on the voting results.

The Board of Directors recommends that you vote FOR approval of the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan.

4. ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote on the following resolution to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed, pursuant to Item 402 of Regulation S-K, in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

During the past three years, the Company has successfully closed seven acquisitions. It is our belief that no other financial institution has completed that many acquisitions. In a short period of time, the Company has grown to approximately $7.3 billion in assets, 164 branches and approximately 1,600 employees. In addition, during 2012, the Company completed its initial public offering of shares. Currently, the Company has a strong balance sheet with over $385 million in excess capital. The Company believes it is well positioned to achieve its goal of becoming a leading regional bank in the Southeast.

As is discussed in the Compensation Discussion and Analysis, we believe that our executive compensation programs are designed to support our Company’s business objectives and to attract and retain highly experienced and successful management team to execute on the Company’s strategy.

•	Our compensation programs are linked to our key business objectives and the drivers of shareholder value.

•	We believe our executive compensation programs are competitive with companies of similar size and complexity.

The Board of Directors recommends a vote “FOR” the resolution to approve the Company’s compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation  S-K in this Proxy Statement.

5. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following proposal gives our shareholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proposal 4 above, to approve or not approve the compensation of our named executive officers. By voting on this proposal, shareholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold at least once every six years an advisory shareholder vote regarding the frequency of the advisory stockholder vote on executive compensation.

The Board understands that these are different views as to what is appropriate frequency of advisory votes on executive compensation. Based on the feedback received from various shareholders, we believe that a majority of our shareholders would prefer an annual vote. The Board therefore recommends that shareholders vote for holding an advisory vote on executive compensation “Every Year”.

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “every three years,” “every two years” or “every year,” or you may “abstain.” Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the shareholders to have expressed a preference for the option that receives the most votes.

While we intend to carefully consider the voting results for this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee. Our Board and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

The Board of Directors recommends a vote for a frequency of “EVERY YEAR” for future non-binding shareholder votes on compensation of our named executive officers.

6. OTHER MATTERS

Our Board of Directors knows of no other matters that may properly be presented to the Annual Meeting. If any other matters do properly come before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

GOVERNANCE OF THE COMPANY

Pursuant to Delaware General Corporation Law and our By-Laws, our business is managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, through visits to our locations, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among our non-management directors, those directors meet in regularly scheduled executive sessions without management participation.

Corporate Governance

Our Board of Directors has a strong commitment to sound and effective corporate governance practices. Our Corporate Governance Guidelines address a number of important governance issues including director independence, qualifications for Board membership, mandatory retirement, Board self-assessment and succession planning. In addition, the Board has in place formal charters setting forth the powers and responsibilities of each of its standing committees.

Governance Documents

We maintain a corporate governance page (investor.capitalbank-us.com/governance.cfm) on our Internet site that includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, the charters for our standing committees and our Code of Business Conduct and Ethics.

Board of Directors

Our Board of Directors currently consists of eleven members, Messrs. Taylor, DeMartini, Foss, Hodges, Kirt, Oken, Keller, Atkins and Lynch; Ms. Bachman and Dr. Ward.

Our Board of Directors held 9 meetings in 2012. All directors attended 75% or more of the aggregate of the number of Board of Director meetings and meetings of the committees of the Board on which they served.

This annual meeting will be our first annual meeting of shareholders. In the future, it is our plan to schedule a Board of Directors meeting in conjunction with our annual meeting of shareholders and expect that our directors will attend, absent a valid reason, such as a schedule conflict.

Director Independence

All of the directors other than Mr. Taylor and Mr. Keller qualify as independent directors under the corporate governance standards of NASDAQ.

Leadership Structure

As is stated in the Board of Directors Corporate Governance Guidelines, the Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. As is described in its Corporate Governance Guidelines, the Board believes that this issue is part of the succession planning process and recognizes that there may be circumstances that would lead to the separation of these offices. The Board believes it is in the best interests of the Company for the Board to make such a determination when it considers the selection of a new Chief Executive Officer or at such other times as it deems appropriate.

Mr. Taylor has served as Chairman and Chief Executive Officer of the Company since its formation. While the Company does not have a “lead” independent director, the Board consists of nine independent directors, as defined by NASDAQ standards. Further, to promote open discussion among our non-management directors, those directors meet in regularly scheduled executive sessions without management participation. The Board believes that the current leadership structure has served the Company well and that it is the best leadership structure for the Company under the present circumstances.

Committees of Our Board of Directors

Audit Committee

The members of the Audit Committee are Messrs. Foss, Atkins and Kirt and Dr. Ward, each of whom is an “independent” member of our Board of Directors as defined under the NASDAQ rules and Rule 10A-3 of the Exchange Act. Mr. Foss is the chairperson of our Audit Committee. Mr. Kirt serves as our Audit Committee “financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002 and has experience that results in his financial sophistication as defined under the NASDAQ rules. During 2012, our Audit Committee met 8 times.

Our Audit Committee is responsible for, among other things:

•	reviewing our financial statements, significant accounting policies changes, material weaknesses identified by outside auditors and risk management issues;

•

serving as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting processes and related internal control systems and the performance of our internal audit function;

•	overseeing the audit and other services of our outside auditors and being directly responsible for the appointment, independence, qualifications, compensation and oversight of the outside auditors;

•	Discussing and resolving any disagreements between our management and the outside auditors regarding our financial reporting; and

•	preparing the Audit Committee Report for inclusion in our proxy statement for our annual meeting.

Risk Committee

The members of the Risk Committee are Ms. Bachman and Messrs. Hodges, Keller, Lynch and Taylor. Mr. Hodges is the chairperson of our Risk Committee. During 2012, our Risk Committee met 5 times.

Among other things, our Risk Committee is responsible for:

•	overseeing our enterprise-wide risk management practices;

•

monitoring and reviewing with management our risk tolerance, ways in which risk is measured and major risk exposures, including any risk concentrations and risk interrelationships, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures; and

•

meeting periodically with management to discuss our risk policies and the steps taken to ensure appropriate processes are in place to identify, manage and control risks associated with our business objectives.

Compensation Committee

The members of the Compensation Committee are Messrs. DeMartini, Foss, Hodges and Oken, each of whom qualifies as an “independent” director as defined under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service. Mr. Oken is the chairperson of our Compensation Committee. During 2012, our Compensation Committee met 3 times.

Among other things, our Compensation Committee is responsible for:

•	determining the compensation of our executive officers and board;

•	reviewing our executive compensation policies and plans, including performance goals;

•	administering and implementing our equity compensation plans; and

•	preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.

Compensation Committee Interlocks and Insider Participation

None of our Compensation Committee members has at any time been an officer or employee of the Company or had any relationship with us of the type that is required to be disclosed under Item 404 of Regulation S-K. Except as set forth in the following sentence, none of our executive officers serves or has served as a member of a board of directors, compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. During 2012, Mr. Taylor served as a member of our Board of Directors and also served on the Compensation Committee for TIB Financial and the Executive Committees (which oversee compensation) of both Capital Bank Corp. and Green Bankshares, all companies in which we held controlling interests at the time and that were each merged into the Company as part of our reorganization in September 2012.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Messrs. DeMartini, Foss, Hodges, Kirt and Oken, each of whom qualifies as an “independent” director as defined under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service. Mr. Kirt is the chairperson of our Nominating and Governance Committee. During 2012, our Nominating and Governance Committee met 1 time.

Among other things, the Nominating and Governance Committee is responsible for:

•	identifying individuals qualified to become members of our Board of Directors and recommending director candidates for election or re-election to our Board of Directors;

•	assessing the performance of the Board of Directors; and

•	monitoring our corporate governance principles and practices.

CVR Committee

The members of the CVR Committee are Messrs. Foss, Hodges, Keller Lynch, and Taylor and Dr. Ward. Mr. Keller is the chairperson of our CVR Committee. During 2012, our CVR Committee met 1 time.

Among other things, the CVR Committee is responsible for assisting the Board in fulfilling its oversight role with respect to calculations of credit losses, net charge-offs and amounts payable on Contingent Value Rights Agreements entered into by the Company for the benefit of former shareholders of Capital Bank Corp., GreenBankshares and Southern Community.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics (which we refer to as the “Code of Ethics”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available on our website listed above and also free of charge upon written request to Secretary, Capital Bank Financial Corp., 121 Alhambra Plaza, Suite 1601, Coral Gables, Florida 33134. If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K.

Director Nominations and Qualifications

Our Board of Directors is responsible for nominating members of the Board and for filling vacancies on the Board that may exist between annual meetings of shareholders. The Board has delegated the screening process for new directors to the Nominating and Governance Committee.

Our Corporate Governance Guidelines state that Nominating and Governance Committee and the Board shall take into account the following:

•	At least a majority of the Board must be comprised of independent directors.
•

Candidates should be capable of working in a collegial manner with persons of different educational, business and cultural backgrounds and should possess skills and expertise that complement the attributes of the existing directors.

•	Candidates should represent a diversity of viewpoints, backgrounds, experiences, and other demographics.
•	Candidates should demonstrate notable or significant achievement and possess senior-level business, management or regulatory experience that would benefit the Company.
•	Candidates should be individuals of the highest character and integrity.
•	Candidates shall be free from any conflict of interest that would interfere with their ability to properly discharge their duties as a director or would violate any applicable law or regulation.
•	Candidates shall be capable of devoting the necessary time to discharge their duties, taking into account memberships on other Boards and other responsibilities.
•	Candidates shall have the desire to represent the interests of all stockholders.

Our current Board members share certain characteristics and attributes that are critical to effective board membership, including: sound and mature business judgment essential to intelligent decision-making; experience at the policy-making level at a business or other relevant organization; integrity and honesty; and the ability to collaborate in an effective manner at the board level. In addition, our directors have specific employment and leadership experiences, knowledge and skills that qualify them for service on our Board, as are described in their biographies in this Proxy Statement under the caption “Nominees for Election and Their Qualifications.”

When a vacancy exists on the Board, or when the Board determines to add an additional director, the Nominating and Governance Committee, in consultation with the Chairman, will identify and evaluate individual candidates for their qualifications to become directors. The Nominating and Governance Committee considers matters of diversity (including diversity in professional experience and diversity in terms of race, gender, age and background) in evaluating nominees for election as directors, although it does not have a formal policy. The Nominating and Governance Committee considers all candidates in the context of the qualifications enumerated above, as well as their complementary experiences, backgrounds and skills, in an effort to maintain a strong and effective Board of Directors.

The Nominating and Governance Committee does not have a formal policy on the consideration of director candidates recommended by shareholders. The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case-by-case basis.

Under our By-Laws, nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by any shareholder who has complied with the advance notice provisions of our By-Laws. These advance notice provisions are discussed elsewhere in this proxy statement under the caption “Election of Directors — Other Nominees”.

The Board’s Role in the Risk Management Process

As noted above, the Board has formed a Risk Committee for the purpose of assisting the Board in fulfilling its oversight role with respect to management’s identification, evaluation and management of the Company’s major risk exposures. The Risk Committee consists of three independent directors as well as Mr. Taylor and Mr. Keller. In addition, the Company’s wholly-owned banking subsidiary, Capital Bank, N.A., has its own Risk Committee that was formed to oversee risks at the operational level of the bank, including credit risk, market risk, liquidity risk, operational risk, legal risk, reputation and strategic/business risk. As part of its enterprise risk management program (“ERM”), management of the Company, in conjunction with an outside consultant, identifies and assesses the universe of enterprise risks that may threaten the Company’s ability to achieve its strategic goals and help ensure that effective monitoring procedures and controls in place to mitigate those risks. The Company has identified a senior level executive to be the ERM leader.

While management is responsible for developing and managing the Company’s ERM program, the Board provides oversight and review of the process. The Board has delegated oversight of the ERM program to the Risk Committee, with the exception of risk relating to internal control over financial reporting which is the oversight responsibility of the Audit Committee. The CEO and the senior executive management team are part of the review, analysis and identification of risk. The Risk Committees report regularly to their respective Boards. The Board’s role in risk oversight did not impact the Company’s leadership structure. The Compensation Committee, as described in the Compensation Discussion and Analysis, also considered the Company’s risks in concluding that the Company’s executive compensation program does not encourage our management to take unreasonable risks relating to the Company’s business.

Communications with Directors

Shareholders or other interested parties who wish to communicate with our Board of Directors, our non-management directors as a group or any individual director can do so by writing to them, c/o Secretary, Capital Bank Financial Corp., 121 Alhambra Plaza, Suite 1601, Coral Gables, Florida 33134. Our Secretary has been instructed by the Board to promptly forward communications so received to the addressee or addressees.

Stock Ownership

Having only completed our initial public offering in September, 2012, the Company does not have a formal stock ownership policy for non-management directors, although the Company encourages stock ownership as a means for alignment with shareholders interests.

Compensation of Directors

Director Compensation

The Nominating and Governance Committee recommends and the Board determines the total compensation of the non-management directors. Management directors receive no additional compensation for Board service.

Each non-management director receives an annual cash retainer of $50,000 as compensation for his or her services as a member of the Board of Directors. The chair of the Audit Committee of the Board of Directors, the chair of the Compensation Committee of the Board of Directors, the chair of the Nominating and Governance Committee of the Board of Directors and the chair of the Risk Committee of the Board of Directors each receive an additional cash retainer of $10,000.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Richard M. DeMartini(1)	50,000	–	–	–	50,000
Peter N. Foss	60,000	–	–	–	60,000
William A. Hodges	60,000	–	–	–	60,000
Jeffrey E. Kirt(1)	60,000	–	–	–	60,000
Marc D. Oken(1)	60,000	–	–	–	60,000
Charles F. Atkins	12,500	–	–	–	12,500
Martha M. Bachman	12,500	–	–	–	12,500
Oscar A. Keller III	12,500	–	–	–	12,500
Samuel E. Lynch	12,500	–	–	–	12,500
William G. Ward	12,500	–	–	–	12,500

(1)

Cash retainers relating to services as a director provided by (a) Mr. DeMartini, are paid by us to an affiliate Crestview-NAFH, (b) Mr. Kirt, are paid by us to Oak Hill and (c) Mr. Oken, are paid by us to investment funds affiliated with Falfurrias Capital Partners.

The table below shows the aggregate number of stock options (and the exercise price thereof) and restricted stock held by each director (or the entity that appoints the director for the fiscal year ended December 31, 2012, which is included in parentheses beside the applicable director’s name).

Name	Stock Options (in Shares)	Exercise Price	Expiration Date
Richard M. DeMartini (Crestview-NAFH)(1)	25,000	$20.00	12/22/19
Peter N. Foss(1)	25,000	$20.00	12/22/19
William A. Hodges(1)	25,000	$20.00	12/22/19
Jeffrey E. Kirt (Oak Hill)(1)	25,000	$20.00	12/22/19
Marc D. Oken (Falfurrias Capital Partners)(1)	25,000	$20.00	12/22/19
Charles F. Atkins(2)	270	135.60	12/31/14
Martha M. Bachman	–	–	–
Oscar A. Keller III(2)	473	135.60	12/31/14
Samuel E. Lynch	–	–	–
William G. Ward	–	–	–

(1)

Stock options disclosed in this column were granted in March 2011 and vested in two equal installments, the first half vested on December 22, 2011 and the remaining half of the stock options vested on December 22, 2012.

(2)

Upon the merger of Capital Bank Corporation with and into the Company, stock options granted by Capital Bank Corporation converted to options to purchase the Company’s stock with amounts determined by the conversions ratio specified in the merger agreement.

Other

Non-management directors are reimbursed for actual expenses incurred in the performance of their services as directors, including lodging, meals and transportation to and from meetings and continuing education programs and seminars.

Indemnification; Insurance

We indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. This is required under our By-Laws, and we have also signed agreements with our directors and some of our officers contractually obligating us to provide this indemnification to them.

As authorized by the Delaware General Corporation Law and our By-Laws, we have purchased insurance providing indemnification for the Company and its subsidiaries as well as their directors and officers. The insurance is part of a package that includes employment practices, fiduciary and crime insurance coverage.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed annually by the Board of Directors to assist it in its oversight function by monitoring the integrity of the Company’s consolidated financial statements, the qualifications and independence of the independent registered certified public accounting firm, the performance of the internal audit function and independent registered certified public accounting firm and compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on internal control over financial reporting. The independent registered certified public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In addition, that firm is responsible for attesting to the effectiveness of the Company’s internal control over financial reporting, to the extent such an attestation is required by applicable regulations.

In this context, the Audit Committee has met and held discussions with management and the independent registered certified public certified accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The independent registered certified public accounting firm discussed with the Audit Committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee received the written disclosures and the letter from the independent registered certified public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accountant communications with the Audit Committee concerning independence, and discussed with the independent registered certified public accounting firm its independence from the Company and its management. The Audit Committee also considered whether the provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered certified public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s internal auditors and independent registered certified public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered certified public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission. The Audit Committee also appointed, subject to shareholder ratification, the Company’s independent registered certified public accounting firm for the year 2013.

The Audit Committee

Peter N, Foss, Chair

Charles F. Atkins

Jeffrey E. Kirt

William G. Ward, Sr. M.D.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Marc D. Oken, Chair

Richard M. DeMartini

Peter N. Foss

William A. Hodges

Compensation Discussion and Analysis

Executive Compensation

The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of our executive officers who appear in the “—Summary Compensation Table” below (who we refer to collectively throughout this section as our “named executive officers”). Our named executive officers for the fiscal year ended December 31, 2012 were:

•	R. Eugene Taylor, President and Chief Executive Officer;

•	Christopher G. Marshall, Chief Financial Officer;

•	R. Bruce Singletary, Chief Risk Officer;

•	Kenneth A. Posner, Chief of Investment Analytics and Research; and

•	Kenneth J. Kavanagh, Consumer Banking Executive.

Executive management and the Compensation Committee of our Board of Directors work together to establish, review and evaluate our compensation plans, policies and programs. The Compensation Committee is comprised entirely of independent directors and administers the executive compensation program in a manner consistent with our compensation philosophy. The Compensation Committee, which is generally responsible for the design and administration of our executive compensation program, acts independently, yet in conjunction with the Board of Directors and executive management, and maintains a philosophy that encompasses both long-term and short-term objectives while discouraging excessive risk taking.

Objectives of Our Executive Compensation Program

The primary objective of our compensation program is the same objective that we have for our overall operations: to create long-term value for our stockholders. The primary components of compensation that support this philosophy are:

•

Align executive compensation with stockholder value. Within our overall compensation strategy, we utilize equity compensation tools to align the financial interests and objectives of our named executive officers with those of our stockholders.

•

Attract, retain and motivate high-performing executive talent. We operate in a competitive employment environment and our employees, led by our named executive officers, are essential to our success. The compensation of our named executive officers, while designed to be competitive within the marketplace for similar positions with bank holding companies of comparable size, is also designed to motivate the named executive officers to maximize our performance.

•

Link pay to performance. Our compensation program is designed to provide a strong correlation between the performance of the named executive officers and the compensation they receive. We do this by utilizing a compensation program designed to reward our executives based on our overall performance and the executives’ abilities to achieve the performance priorities set forth by the Compensation Committee.

Compensation Mix

The compensation arrangements offered to our named executive officers are meant to be balanced packages that provide adequate and competitive compensation for the individual named executive officer’s position in the Company. The mix of compensation elements is intended to provide the named executive officers with a steady source of income, encourage and reward achievement of short-term and long-term performance objectives, align executives’ interests with those of stockholders and promote retention. We do not currently have a policy regarding the percentage of total target compensation that is delivered through base salary, annual bonus or long-term incentives.

Setting Executive Compensation

Determination of Executive Compensation

The compensation of our named executive officers, except for Mr. Kavanagh, is largely based on arrangements that were negotiated at the time of our private placements. The founding members of the executive management team (Messrs. Taylor, Marshall, Singletary and Posner) directly negotiated the terms of their compensation with the investors at that time. The foundation for the total compensation packages offered to our named executive officers is based on an assessment of each named executive officer’s individual responsibilities, a determination of the executives’ contributions to our performance and to our success in reaching our strategic goals. Compensation paid in the financial sector generally, and in bank holding companies in particular, is discussed by the Compensation Committee in determining compensation for our named executive officers. With respect to Mr. Kavanagh, he was hired in late 2011 to lead the Company’s consumer banking operations, which now consists of 164 locations, all under a common brand, the residential mortgage division and wealth management. Mr. Kavanagh’s base salary was determined after reviewing the base salaries offered by other banks, including those of similar size and complexity.

Executive management provides input as to our strategic goals for future performance periods, which could affect their annual compensation. However, the Compensation Committee carefully reviews the recommended levels before giving its final approval to such strategic goals. The combination of the proposal from executive management and the Compensation Committee’s review is essential in order to ensure that the goals are set accurately to provide our named executive officers with goals that are set at a high level and are motivating, but are also obtainable.

Role of Compensation Committee

The Compensation Committee is responsible for setting compensation for our named executive officers. While some of the key terms of each named executive officer’s compensation, except for Mr. Kavanagh, were determined at the time of our private placements, the Compensation Committee sets performance goals for our named executive officers and reviews all other compensation and benefits for the named executive officers on an annual basis. The CEO may not be present during any voting or deliberations on his or her compensation.

None of the members of the Compensation Committee in 2012 has at any time been an officer or employee of the Company.

Role of Compensation Consultant

Pearl Meyer & Partners currently serves as the Compensation Committee’s independent compensation consultant. In addition to providing advice on various executive compensation issues that arise, Pearl Meyer & Partners provides executive compensation market data to the Compensation Committee and conducts reviews of the proxy statements of peer companies to evaluate current practices and trends within the banking industry. In

2012, Pearl Meyer & Partners assisted with bankwide incentive plans and our salary structure which included Mr. Kavanagh and other company executives. Both projects were performed under the direction of the Compensation Committee. Other than serving as independent compensation consultant to the Compensation Committee and providing advice on these projects, Pearl Meyer & Partners provided no other services to the Board, its committees or to the Company since it has been engaged by the Company. The Compensation Committee has reviewed and considered information provided to the Compensation Committee by Pearl Meyer & Partners, the Compensation Committee members and Company’s executive officers, and based on its review and such factors as it deemed relevant, the Compensation Committee has concluded that the advice it receives from Pearl Meyer & Partners is objective and that Pearl Meyer & Partners’ work did not raise any conflict of interest.

Benchmarking

During 2012, our Compensation Committee reviewed benchmarking information prepared by its compensation consultant with the purpose of expanding its knowledge of current compensation levels and practices at other private equity-owned and public banks. However, all the named executive officers’ compensation packages were negotiated prior to 2012, and the Compensation Committee did not make any decisions based on that benchmarking information. With the completion of our initial public offering in September 2012, we may revisit the use of benchmarking and peer group analysis for 2013.

Compensation Risk Oversight

While our Compensation Committee is responsible for the oversight of our compensation of employees and directors, our Risk Committee is responsible for our risk management, including risk as it relates to compensation. Additionally, Mr. Singletary, our Chief Risk Officer during 2012, was responsible for developing a risk management framework to identify, manage and mitigate our risks, including compensation practices. In addition, we are subject to regulatory oversight and reviews, whereby our compensation practices are subject to the review of our regulators and any restrictions or requirements that may be imposed upon us. Based on a review by the Risk Committee and our Board of Directors, we do not believe that our overall compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Principal Components of Compensation

The principal components of our executive compensation program applicable to our named executive officers for the fiscal year ended December 31, 2012 were as follows:

Base Salary

Base salaries for our named executive officers are designed to compensate the executive for their scope of responsibilities and consideration is given to the experience, education, personal qualities and other qualifications of that individual that are essential for the specific role the executive serves. Consistent with most companies, our Chief Executive Officer’s annual salary is greater than the salary of our other named executive officers because he has responsibility for the performance of the entire Company while the other named executive officers have responsibility for a specific business or function. The role requires a different level of knowledge, experience and capability.

Annual Bonus Program

Our named executive officers currently participate in a discretionary annual bonus program. In awarding discretionary bonus payments, the Compensation Committee considers a variety of factors, including a review of the performance of our named executive officers during the applicable performance year in achieving certain performance targets and the past, present and expected future contributions of an employee to our overall success and the safety and soundness of the organization. The specific factors considered by the Compensation Committee in evaluating those contributions may include, among other things: overall individual performance, organizational performance, achievement of specific milestones, individual contribution to organizational performance and level of individual responsibilities. At the beginning of 2012, we were still very active building our banking operations through acquisitions and integrating prior acquisitions, and we anticipated becoming a substantially larger banking entity during the year through additional transactions. As a result, no specific milestones were established for or communicated to our named executive officers in 2012. Rather, the Compensation Committee engages in an overall assessment of appropriate bonus levels based on a subjective interpretation of all the relevant criteria. In making its annual bonus determination for named executive officers for 2012, the Compensation Committee considers individual and company performance but did not predetermine the applicable considerations, quantify the weight given to any specific performance goal or otherwise follow a formulaic calculation. In 2013, we expect the target annual bonus to be 100% of the total target annual compensation for each named executive officer. For 2013, the Compensation Committee will set specific operating milestones (which may include, among other things, successful acquisition of target companies, core net income, return on assets, and tangible book value per share) for the annual bonus program for our named executive officers. Once established, the relevant factors that the Compensation Committee will consider in a performance year will be communicated to the named executive officers prior to, or at, the beginning of the applicable performance period, at which time the achievement of such performance levels is substantially uncertain.

Long-Term Incentive Program

The Board is asking shareholders to approve of the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan (the “Plan”) at the annual meeting of shareholders. If approved, the Plan would replace the 2010 Equity Incentive Plan as the primary equity plan for the Company. The Compensation Committee anticipates that stock options and shares of restricted stock would be granted under the Plan to provide key employees, including the Chief Executive Officer and other named executive officers, with long-term incentives for profitable growth and to further align the interests of our named executive officers with the interests of our stockholders. These equity awards would be structured to be long-term rewards, thereby increasing the performance and retention of our named executive officers.

Benefits

Our named executive officers are not entitled to any perquisites. Named executive officers are provided with benefits, including participation in our 401(k) defined contribution program and insurance benefit programs that are offered to other eligible employees.

2012 Compensation for Our Named Executive Officers

Base Salary

Base salaries for our named executive officers for 2012 were as follows: Mr. Taylor—$650,000; Mr. Marshall—$438,000; Mr. Singletary—$300,000; Mr. Posner—$225,000; and Mr. Kavanagh—$270,000.

Annual Cash Bonuses

Messers. Taylor, Marshall, Singletary and Posner each received annual cash bonuses at target level based on our performance in 2012. Based on an assessment of the performance of these named executive officer in relation to our performance, the achievement of certain milestones and individual performance of each of the named executive officers, the Compensation Committee approved the following discretionary annual bonus payments for 2012: Mr. Taylor—$650,000; Mr. Marshall—$438,000; Mr. Singletary—$300,000; and Mr. Posner—$225,000.

In making its annual bonus determination for named executive officers, the Compensation Committee considers individual and company performance but does not predetermine the applicable considerations, quantify the weight given to any specific performance goal or otherwise follow a formulaic calculation. Rather, the Compensation Committee engages in an overall assessment of appropriate bonus levels based on a subjective interpretation of all the relevant criteria.

For 2012, Mr. Kavanagh received an annual bonus payment of $150,000, which represented a payment of approximately 59% of his average salary during 2012. Mr. Kavanagh’s annual bonus was based on the achievement of certain targets within consumer banking and the residential mortgage division.

Equity Compensation Plan Information — Long-Term Incentive-Based Compensation

The equity awards granted to our named executive officers in 2012 were granted under the 2010 Equity Incentive Plan which was adopted in connection with our private placements. We granted equity awards to certain of our named executive officers in order to further align their interests and objectives with those of our stockholders.

In January 2012, we granted stock options and performance-based restricted stock to the named executive officers in the following amounts:

•	Mr. Taylor—stock option to acquire 209,283 shares and 102,188 shares of restricted stock;

•	Mr. Marshall—stock option to acquire 139,522 shares and 68,125 shares of restricted stock;

•	Mr. Singletary—stock option to acquire 139,522 shares and 68,125 shares of restricted stock; and

•	Mr. Posner—stock option to acquire 139,522 shares and 68,125 shares of restricted stock.

The vesting terms of the equity awards granted in 2012 are more fully described in the footnotes to “—Outstanding Equity Awards at 2012 Fiscal Year-End” below.

Employment Agreements

Effective December 22, 2009, we entered into an employment agreement with Mr. Taylor. The employment agreement, which is more fully described in “—Employment Agreements with Named Executive Officers” below, provides for an annual base salary, annual bonus opportunity (subject to the limitations of the registration rights agreement described in “Certain Relationships and Related Party Transactions—Registration Rights Agreement”), terms relating to his initial equity grants and severance. Upon a termination of employment without “cause” (as defined below), resignation for “good reason” (as defined below) or termination of employment due to death or disability, Mr. Taylor is entitled to two times the sum of his annual base salary and the greater of his target annual incentive award and the annual incentive award paid in the prior year. Mr. Taylor’s severance provisions are more fully described in “—Potential Payments upon Termination or Change-in-Control” below.

In August 2012, Messrs. Marshall, Singletary and Posner each entered into employment agreements that, among other things, provide for cash severance benefits equal to 1.5 times the executive’s base salary and target bonus and 18 months of welfare benefits continuation upon a qualifying termination of employment and contain a golden parachute excise tax gross-up provision and restrictive covenants, including non-competition and solicitation restrictions with respect to customers, employees and certain other parties with business relationships with us, similar to those under Mr. Taylor’s agreement.

Section 162(m)

From and after the time that our compensation programs become subject to Section 162(m) of the Internal Revenue Code, we intend to consider the structure of base salary and bonus compensation in order to maintain the deductibility of compensation under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee will take into consideration other factors, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.

Summary Compensation Table

The following summary compensation table sets forth the total compensation paid or accrued during the fiscal years ending on December 31, 2010, 2011 and 2012, for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
R. Eugene Taylor	2012	650,000	650,000	1,840,406	1,684,728	–	–	24,751	4,849,885
Chairman and Chief Executive Officer	2011	650,000	650,000	6,972,270	5,517,404	–	–	27,227	13,816,901
	2010	650,000	650,000	–	–	–	–	11,282	1,311,282

Christopher G. Marshall	2012	438,000	438,000	1,226,931	1,123,152	–	–	24,692	3,250,775
Chief Financial Officer	2011	438,000	438,000	2,614,606	2,069,026	–	–	21,601	5,581,233
	2010	438,000	438,000	–	–	–	–	9,008	885,008

R. Bruce Singletary	2012	300,000	300,000	1,226,931	1,123,152	–	–	23,661	2,973,744
Chief Risk Officer	2011	300,000	300,000	1,743,071	1,379,351	–	–	22,120	3,744,542
	2010	300,000	300,000	–	–	–	–	16,567	616,567

Kenneth A. Posner	2012	225,000	225,000	1,226,931	1,123,152	–	–	22,374	2,822,457
Chief of Investment Analytics	2011 2010	225,000 225,000	225,000 225,000	435,768 –	344,836 –	– –	– –	22,139 9,229	1,252,743 459,229

Kenneth J. Kavanagh	2012	253,845	150,000	_	_	_	_	37,380	441,225
Consumer Banking Executive

(1)

The amounts in this column reflect the grant date fair value of the restricted stock awarded to our named executive officers in 2011 and 2012 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The amounts included in this column for the restricted stock awards subject to performance-based vesting conditions are calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for these restricted stock awards, the maximum value of these awards at the grant date would be as follows: Mr. Taylor— $4,152,175 for awards in 2012 and $9,115,247 for awards in 2011, Mr. Marshall—$2,768,116 for awards in 2012 and $3,418,224 for awards in 2011, Mr. Singletary—$2,768,116 for awards in 2012 and $2,278,816 for awards in 2011 and Mr. Posner—$2,768,116 for awards in 2012 and $569,704 for awards in 2011. See note 16 of the audited consolidated financial statements for an explanation of the assumptions made in valuing these awards.

(2)

The amounts included in this column reflect the grant date fair value of stock option awards granted to our named executive officers in 2011 and 2012. The grant date fair value was determined in accordance with FASB ASC Topic 718. The grant date fair value of the stock options is estimated using the Black-Scholes option-pricing model. See note 16 of the audited consolidated financial statements for an explanation of the assumptions made in valuing these awards.

(3)	The amounts reported in this column include medical, life and disability insurance. For Mr. Kavanagh, the amount also includes $27,485 for reimbursement of moving expenses.

2012 Grants of Plan-Based Awards

The following table sets forth certain information with respect to awards granted to each of our named executive officers under the 2010 Equity Incentive Plan during 2012:

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
R. Eugene Taylor	01/12/12	34,028	68,057	102,188	–	–	–	1,840,406
	01/12/12	–	–	–	–	209,283	20.00	1,684,728
Christopher Marshall	01/12/12	22,685	45,371	68,125	–	–	–	1,226,931
	01/12/12	–	–	–	–	139,522	20.00	1,123,152
R. Bruce Singletary	01/12/12	22,685	45,371	68,125	–		–	1,226,931
	01/12/12	–	–	–	–	139,522	20.00	1,123,152
Kenneth A. Posner	01/12/12	22,685	45,371	68,125	–	–	–	1,226,931
	01/12/12	–	–	–	–	139,522	20.00	1,123,152
Kenneth J. Kavanagh	–	–	–	–	–	–	–	–

(1)

The grants of performance-based restricted stock to each of our named executive officers vest according to the following parameters (subject to the named executive officer’s continued service through the date that the performance goals are achieved):

–	1/3 vest after the per share stock price equals or exceeds $25.00 for 30 days;
–	1/3 vest after the per share stock price equals or exceeds $28.00 for 30 days; and
–	1/3 vest after the per share stock price equals or exceeds $32.00 for 30 days.

(2)	50% of the stock options vested on the date of grant and the remaining 50% vested on January 12, 2013.

(3)

The amounts in this column reflect the grant date fair value of the restricted stock and stock options granted and vested to the named executive officers in 2012 in accordance with FASB ASC Topic 718 and, in the case of the restricted stock awards that are subject to performance-based vesting conditions, are calculated based on the probable satisfaction of the performance conditions for such awards.

Employment Agreements with Named Executive Officers

Mr. Taylor’s Employment Agreement

Effective December 22, 2009, we entered into a three-year employment agreement with Mr. Taylor, our Chief Executive Officer, that will automatically renew for a one-year period following the expiration of the initial three-year term and for additional one-year periods after each subsequent anniversary, unless either party provides a notice of non-renewal 90 days prior to the expiration of the initial term or any subsequent term. The employment agreement provides that Mr. Taylor will receive an annual base salary of $650,000, an annual bonus with a target opportunity of 100% of his annual base salary, the actual amount of which is to be determined by the Compensation Committee and Mr. Taylor will participate in the same benefit programs as our other employees. In the event of the termination of Mr. Taylor’s employment by us without “cause”, by Mr. Taylor for “good reason” or due to death or disability, Mr. Taylor would be entitled to severance and accelerated vesting of certain equity awards. Mr. Taylor’s employment agreement also provides that Mr. Taylor will be subject to restrictive covenants, including non-competition and non-solicitation of employees, customers and certain other parties with business relationships with us, while employed by us and for the one-year period following his termination of employment with us. The severance provisions of Mr. Taylor’s employment agreement are more fully described in “—Potential Payments upon Termination or Change-in-Control” below.

Employment Agreements with Other Named Executive Officers

In August 2012, Messrs. Marshall, Singletary and Posner each entered into employment agreements that, among other things, provide for cash severance benefits equal to 1.5 times the executive’s base salary and target bonus and 18 months of welfare benefits continuation upon a qualifying termination of employment and contain a golden parachute excise tax gross-up provision and restrictive covenants, including non-competition and solicitation restrictions with respect to customers, employees and certain other parties with business relationships with us, similar to those under Mr. Taylor’s agreement. The severance provisions of the other named executive officers are more fully described in “—Potential Payments upon Termination or Change-in-Control” below.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2012:

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)(2)	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
R. Eugene Taylor	3/16/11	1,251,112	–	–	20.00	12/22/19	–	–	536,191	9,152,780
	1/12/12	104,641	104,642	–	20.00	1/12/22			102,188	1,744,349

Christopher Marshall	3/16/11	469,167	–	–	20.00	12/22/19	–	–	201,072	3,432,299
	1/12/12	69,761	69,761	–	20.00	1/12/22			68,125	1,162,894

R. Bruce Singletary	3/16/11	312,778	–	–	20.00	12/22/19	–	–	134,048	2,288,199
	1/12/12	69,761	69,761	–	20.00	1/12/22			68,125	1,162,894

Kenneth A. Posner	3/16/11	78,194	–	–	20.00	12/22/19	–	–	33,512	572,050
	1/12/12	69,761	69,761	–	20.00	1/12/22			68,125	1,162,894

Kenneth J. Kavanagh	–	–	–	–	–	–	–	–	–	–

(1)	The 3/16/11 stock options vested 50% on December 22, 2011 and 50% on December 22, 2012.

(2)	The 1/12/12 stock options vested 50% on the date of grant and 50% on 1/12/13.

(3)

Represents shares of performance-based restricted stock which vest according to the following parameters (subject to the named executive officer’s continued service through the date that the performance goals are achieved):

–   1/3 vest after the per share stock price equals or exceeds $25.00 for 30 days;

–    1/3 vest after the per share stock price equals or exceeds $28.00 for 30 days; and

–   1/3 vest after the per share stock price equals or exceeds $32.00 for 30 days.

(4)	Determined based on the closing market price of our common stock on December 31, 2012 of $17.07 per share.

Option Exercises and Stock Vested

Name(a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
R. Eugene Taylor	–	–	–	–
Christopher Marshall	–	–	–	–
R. Bruce Singletary	–	–	–	–
Kenneth A. Posner	–	–	–	–
Kenneth J. Kavanagh	–	–	–	–

Potential Payments upon Termination or Change-in-Control

Termination of Employment

Severance Under Mr. Taylor’s Employment Agreement.

If Mr. Taylor’s employment is terminated (1) by us without “cause” or due to “disability” (as defined below), (2) by Mr. Taylor for “good reason” or (3) upon Mr. Taylor’s death during the employment period, subject to his execution (other than upon his death) and nonrevocation of a release of claims against us and our affiliated entities, Mr. Taylor will be entitled to be paid any earned but unpaid base salary and bonuses and a lump sum cash amount equal to the sum of (a) two times his annual base salary immediately prior to the date of the qualifying termination and (b) two times the higher of his target annual bonus for the year of termination and the annual bonus paid or payable to Mr. Taylor in respect of the year prior to the year of the qualifying termination. In addition, upon a qualifying termination, 50% of each tranche of unvested performance shares granted under his employment agreement will immediately vest. The remaining portion of the unvested performance shares granted under Mr. Taylor’s employment agreement will remain outstanding and continue to be eligible to vest based on the achievement of the performance goals pursuant to the current vesting schedule.

Mr. Taylor is subject to non-competition and non-solicitation restrictions while employed by us and for one year following a termination of his employment and is subject to a standard, ongoing confidentiality obligation.

In addition, Mr. Taylor may be entitled to a golden parachute excise tax gross-up payment in certain cases. However, in the event that the total parachute payments made to Mr. Taylor do not exceed a certain threshold (110% of his base amount (as defined in Section 280G of the Internal Revenue Code)), payment to him will be cut back so that no excise tax is imposed.

Severance for Other Named Executive Officers.

In August 2012, each of Messrs. Marshall, Singletary and Posner entered into employment agreements that, among other things, provide for cash severance benefits equal to 1.5 times the executive’s base salary and target bonus and 18 months of welfare benefits continuation upon a qualifying termination of employment and contain a golden parachute excise tax gross-up provision and restrictive covenants, including non-competition and solicitation restrictions with respect to customers, employees and certain other parties with business relationships with us, similar to those under Mr. Taylor’s agreement.

Vesting of Equity Awards Held by Named Executive Officers under the 2010 Equity Incentive Plan. The employment agreement with Mr. Taylor provides that upon a termination of employment by us without “cause,” a resignation of employment by him for “good reason” or termination of employment due to death or disability, all of the 50% of each tranche of unvested performance shares granted under his employment agreement will immediately vest. The remaining portion of the unvested performance shares granted to Mr. Taylor will remain outstanding and continue to be eligible to vest based on the achievement of the performance goals pursuant to the current vesting schedule. Pursuant to the terms of the equity award agreements with Messrs. Marshall, Singletary and Posner, upon a termination of employment for any reason, equity awards that have not vested prior to the date of termination will be forfeited.

For the purposes of Mr. Taylor’s employment agreement, “good reason” generally means (1) material diminution of annual base salary or target incentive payment, (2) material diminution in position, authority, duties or responsibilities, (3) any material failure by us to comply with the compensation related provisions of the employment agreement, (4) any relocation of the executive’s principal place of business to a location more than 30 miles from the executive’s principal place of business immediately prior to the move other than the initial relocation in connection with the establishment of our headquarters or (5) any material breach of the employment agreement.

For the purposes of Mr. Taylor’s employment agreement, “cause” generally means the executive’s (1) willful misconduct or willful neglect in the performance of his duties, (2) willful failure to adhere materially to the clear directions of the Board of Directors, (3) conviction of or formal admission to or plea of guilty or nolo contendere to a charge of commission or a felony or (4) willful breach of any material term of the employment agreement.

For the purposes of Mr. Taylor’s employment agreement, “disability” generally means the inability of the executive to perform his duties with us on a full-time basis as a result of incapacity due to mental or physical illness, which inability exists for 180 days during any rolling 12-month period, as determined by a physician selected by us or our insurers and acceptable to the executive or the executive’s legal representative.

Change in Control

We have not entered into individual agreements or arrangement with our named executive officers that provide for enhanced severance or benefits upon a change in control of the Company, other than the golden parachute excise tax gross-up payment that each of Messrs. Taylor, Marshall, Singletary and Posner are entitled to under certain circumstances pursuant to the terms of their employment agreement.

Upon a “change in control” (as defined below) of the Company, the unvested stock options held by the named executive officers immediately vest and become exercisable and unvested performance shares held by the named executive officers will vest based on performance, as determined by the Compensation Committee.

A change in control is generally deemed to occur under the 2010 Equity Incentive Plan upon:

•

the acquisition by any individual, entity or group of “beneficial ownership” (pursuant to the meaning given in Rule 13d-3 under the Exchange Act) of 51% or more (on a fully diluted basis) of either (a) the outstanding shares of our common stock, taking into account as outstanding for this purpose each common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt and the exercise or settlement of any similar right to acquire such common stock, or (b) combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, with each of clauses (a) and (b) subject to certain customary exceptions;

•

a majority of the directors who constituted the Board of Directors at the time the 2010 Equity Incentive Plan was adopted (or any person becoming a director subsequent to that date, whose election or nomination for election was approved by a vote of at least two-thirds of the incumbent directors then on the Board of Directors) cease for any reason to constitute at least a majority of the Board of Directors;

•	approval by our shareholders of our complete dissolution or liquidation; or

•

the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of our assets or similar form of corporate transaction involving us that requires the approval of our shareholders (each, a “Business Combination”), whether for such transaction or the issuance of securities in the transaction, in each case, unless immediately following the Business Combination: (a) more than 50% of the total voting power of the entity resulting from such Business Combination or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the surviving company is represented by the outstanding company voting securities that were outstanding immediately prior to such Business Combination, and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding company voting securities among the holders thereof immediately prior to the Business Combination, (b) no person (other than any employee benefit plan sponsored or maintained by the surviving company) is or becomes the “beneficial owner”, directly or indirectly, of 51% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent company (or, if there is no parent company, the surviving company) and (c) at least two-thirds of the members of the board of directors of the parent company (or, if there is no parent company, the surviving company) following the consummation of the Business Combination were members of the Board of Directors at the time of the Board of Director’s approval of the execution of the initial agreement providing for the Business Combination.

The following table reflects the estimated payments to our named executive officers that may be made upon a termination of employment, a termination of employment in connection with a change in control or a change in control without the termination of a named executive officer’s employment. The estimated payments in the table are calculated based on the assumption that the hypothetical termination of employment and/or the hypothetical change in control each occurred on December 31, 2012 (assuming a per share price of Company stock equal to $17.07).

Name	Scenario	Cash Severance ($)	Stock Option Vesting ($)(1)	Restricted Stock Vesting ($)	Benefits ($)	Gross-up ($)	Total ($)
R. Eugene Taylor	Voluntary Resignation	–	–	–	–	–	–
	Resignation for Good Reason	2,600,000	–	5,448,565	20,937	–	8,069,501
	Termination by Company with Cause	–	–	–	–	–	–
	Termination by Company without Cause	2,600,000	–	5,448,565	20,937	–	8,069,501
	Termination due to Death or Disability	2,600,000	–	5,448,565	20,937	–	8,069,501
	Change in Control (2)	2,600,000	–	5,448,565	20,937	3,273,136	11,342,637

Christopher G. Marshall	Voluntary Resignation	–	–	–	–	–	–
	Resignation for Good Reason	1,314,000	–	–	29,741	–	1,343,741
	Termination by Company with Cause	–	–	–	–	–	–
	Termination by Company without Cause	1,314,000	–	–	29,741	–	1,343,741
	Termination due to Death or Disability	1,314,000	–	–	29,741	–	1,343,741
	Change in Control (2)	1,314,000	–	–	29,741	545,046	1,888,786

R. Bruce Singletary	Voluntary Resignation	–	–	–	–	–	–
	Resignation for Good Reason	900,000	–	–	34,834	–	934,834
	Termination by Company with Cause	–	–	–	–	–	–
	Termination by Company without Cause	900,000	–	–	34,834	–	934,834
	Termination due to Death or Disability	900,000	–	–	34,834	–	934,834
	Change in Control (2)	900,000	–	–	34,834	359,552	1,294,386

Kenneth A. Posner	Voluntary Resignation	–	–	–	–	–	–
	Resignation for Good Reason	675,000	–	–	22,789	–	697,789
	Termination by Company with Cause	–	–	–	–	–	–
	Termination by Company without Cause	675,000	–	–	22,789	–	697,789
	Termination due to Death or Disability	675,000	–	–	22,789	–	697,789
	Change in Control (2)	675,000	–	–	22,789	285,255	983,044

Kenneth J. Kavanagh	Voluntary Resignation	–	–	–	–	–	–
	Resignation for Good Reason	–	–	–	–	–	–
	Termination by Company with Cause	–	–	–	–	–	–
	Termination by Company without Cause	–	–	–	–	–	–
	Termination due to Death or Disability	–	–	–	–	–	–
	Change in Control	–	–	–	–	–	–

(1)	The Company’s share price at December 31, 2012 was below the Option Exercise Price of $20 and as such, the table above does not include any estimated payments in respect of the Stock Options.

(2)	Change in Control followed by a Resignation for Good Reason or Termination by Company without Cause.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above under “Management—Compensation Discussion and Analysis,” the following is a summary of material provisions of various transactions between us and our executive officers, directors (including nominees), 5% or greater stockholders and any of their immediate family members or entities affiliated with them since January 1, 2012, the beginning of our last fiscal year. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Arrangements with Crestview-NAFH, LLC and Affiliates of Oak Hill Advisors, L.P.

Crestview-NAFH purchased for aggregate consideration of $224.7 million approximately 10% of our shares of Class A common stock and 35.0% of our shares of Class B non-voting common stock, both of which were purchased in or concurrently with our private placements in 2009 and 2010. Crestview-NAFH has the right to designate one nominee to our Board of Directors and, if elected, to have such director serve on the Nominating and Governance and Compensation Committees of our Board of Directors. Crestview-NAFH’s nominating right will terminate at such time as it and its affiliates collectively own less than 33% of the original number of shares of common stock purchased by Crestview-NAFH in our private placements. As of March 1, 2013, Crestview-NAFH owns approximately 100% of these shares of common stock and, in total, owns shares of our Class A common stock consisting of approximately 9% of our Class A common stock and 41% of our Class B non-voting common stock. Mr. DeMartini currently serves as the Crestview-NAFH’s representative on our Board of Directors. See “Nominees for Election and Their Qualifications—Richard M. DeMartini” for Mr. DeMartini’s biography.

Crestview Advisors, LLC, an affiliate and general partner of Crestview-NAFH, receives $12,500 each quarter as a director’s fee related to Mr. DeMartini’s service on our Board of Directors. Crestview also provided the Company with office space during 2012 at no expense to the Company.

Oak Hill purchased for aggregate consideration of $89.3 million approximately 5% of our shares of Class A common stock and 13% of our shares of Class B non-voting common stock, both of which were purchased in or concurrently with our private placements in 2009 and 2010. Oak Hill also has the right to designate one nominee to our Board of Directors and, if elected, to have such director serve on the Nominating and Governance and Compensation Committees of our Board of Directors. Oak Hill’s nominating right will terminate at such time as Oak Hill affiliates own less than 33% of the original number of shares of common stock purchased by Oak Hill in our private placements. As of March 1, 2013, Oak Hill continues to own in excess of 33% of the original number of shares of common stock purchased in our private placements. Mr. Kirt currently serves as Oak Hill’s representative on our Board of Directors. See “Nominees for Election and Their Qualifications—Jeffrey E. Kirt” for Mr. Kirt’s biography.

Registration Rights Agreement

Concurrently with the consummation of our December 2009 private placement, we entered into a registration rights agreement for the benefit of our stockholders, including Crestview-NAFH, FBR Capital Markets & Co. and Messrs. Taylor, Marshall, Singletary and Posner, with respect to our common stock sold in our private placements. Pursuant to the registration rights agreement, we have filed with the SEC a shelf registration statement to allow certain stockholders to resell their shares of common stock acquired in our private placements.

Policy Regarding Transactions with Related Persons

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by us with our affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by us to our executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In connection with our initial public offering, we adopted a written policy that complies with all applicable requirements of the SEC and NASDAQ concerning related party transactions. Pursuant to this policy, our directors and director nominees, executive officers and holders of more than five percent of our common stock, including their immediate family members, will not be permitted to enter into a related party transaction with us, as discussed below, without the consent of our Audit Committee. Any request for us to enter into a transaction in which the amount involved exceeds $120,000 and any such party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented to our Audit Committee for review, consideration and approval or ratification. Management will be required to report to our Audit Committee any such related party transaction and such related party transaction will be reviewed, approved, ratified or disapproved by the disinterested members of our Audit Committee.

Other Relationships

Certain of our executive officers and directors and our principal stockholders and affiliates of such persons have, from time to time, engaged in banking transactions with Capital Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by Capital Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features. These banking relationships have been approved or ratified under our Policy Regarding Transactions with Related Parties discussed above.

An entity affiliated with Mr. Keller had a banking relationship with the Company, which resulted in payment of interest to the Company in excess of $200,000 during 2012. Although the transaction was an arm’s length transaction, the amount exceeded the amount allowable under NASDAQ rules to consider Mr. Keller independent. In addition, Mr. Keller is the father-in-law of a lawyer at the law firm, Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. The Company paid legal fees to such firm for services rendered in 2012 in the aggregate amount of approximately $203,400.

INFORMATION ABOUT EXECUTIVE OFFICERS

The age, business experience and position of our executive officers other than R. Eugene Taylor, about whom information is provided above, are as follows:

Christopher G. Marshall, Chief Financial Officer

Chris Marshall, 53, has served as our Chief Financial Officer since our founding in 2009. From May to October 2009, Mr. Marshall served as a Senior Advisor to the Chief Executive Officer and Chief Restructuring Officer at GMAC, Inc. From July 2008 through March 2009, he also served as an advisor to The Blackstone Group L.P., providing advice and analysis for potential investments in the banking sector. From 2006 through 2008 Mr. Marshall served as the Chief Financial Officer of Fifth Third Bancorp. Mr. Marshall served as Chief Operations Executive of Bank of America’s Global Consumer and Small Business Bank from 2004 to 2006. Mr. Marshall also served as Bank of America’s Chief Financial Officer of the Consumer Products Group from 2003 to 2004, Chief Operating Officer of Technology and Operations from 2002 to 2003 and Chief Financial Officer of Technology and Operations from 2001 to 2002. Prior to joining Bank of America, Mr. Marshall served as Chief Financial Officer and Chief Operating Officer of Honeywell International Inc. Global Business Services from 1999 to 2001. From 1995 to 1999, he served as Chief Financial Officer of AlliedSignal Technical Services Corporation. Prior to that, from 1987 to 1995, Mr. Marshall held several managerial positions at TRW, Inc. Mr. Marshall earned a Bachelor of Science degree in Business Administration from the University of Florida and obtained a Master of Business Administration degree from Pepperdine University.

R. Bruce Singletary, Chief Risk Officer

Bruce Singletary, 63, has served as our Chief Risk Officer since our founding in 2009. Mr. Singletary spent 32 years at Bank of America and its predecessor companies with the last 19 years in various credit risk roles. Mr. Singletary originally joined C&S National Bank as a credit analyst in Atlanta, Georgia in 1974. He served in various middle market line and credit functions. In 1991, Mr. Singletary was named Senior Credit Policy Executive of C&S Sovran, which was renamed NationsBank Corp. in January 1992 after its acquisition by North Carolina National Bank, for the geographic areas of Maryland, Virginia and the District of Columbia. Mr. Singletary led the credit function of NationsBank Corp. from 1992 to 1998 alongside Mr. Taylor, who served as President of this region from 1993 to 1998. In 1998, Mr. Singletary relocated to Florida to establish a centralized underwriting function to serve middle market commercial clients in the southeastern region of the United States. In 2000, Mr. Singletary assumed credit responsibility for Bank of America’s middle market leveraged finance portfolio for the eastern half of the United States. In 2004, Mr. Singletary served as Senior Risk Manager for commercial banking for Bank of America’s Florida Bank. Mr. Singletary earned a Bachelor of Science degree in Industrial Management from Clemson University and obtained a Master of Business Administration degree from Georgia State University.

Kenneth A. Posner, Chief of Investment Analytics and Research

Ken Posner, 49, has served as our Chief of Investment Analytics since our founding in 2009. Mr. Posner served as a consultant to Fortress Investment Group LLC from 2008 through most of 2009, where he developed acquisition strategies for distressed banks and thrifts, conducted due diligence of specific targets and prepared business plans for bank acquisition targets. Prior to Fortress, Mr. Posner was a Managing Director of Morgan Stanley, where from 1995 through 2008, he was an equity research analyst conducting research and recommending equity, debt and derivative investment strategies for a wide range of financial services firms. From 1985 to 1989, he served in the United States Army rising to the rank of Captain. Mr. Posner earned a Bachelor of Arts degree in English from Yale College, a Master of Business Administration with honors from the University of Chicago and previously received the Certified Public Accountant, Chartered Financial Analyst and Financial Risk Management designations.

Vincent M. Lichtenberger, Executive Vice President, General Counsel & Secretary

Vince Lichtenberger, 48, has served as our Executive Vice President, General Counsel & Secretary since January 2013. Prior to that, from July 2012 to December 2012 he served as Senior Vice President, General Counsel & Secretary to Swisher Hygiene Inc., a hygiene and sanitation company. Prior to Swisher, Mr. Lichtenberger served as Senior Counsel and Assistant Secretary at Goodrich Corporation, an aerospace company, from August 2006 until its acquisition by United Technologies Corporation in July 2012. Prior to Goodrich, Mr. Lichtenberger held legal positions with BorgWarner Inc. and the Securities and Exchange Commission, and was in private practice in New York, Florida and Illinois. Mr. Lichtenberger earned a Bachelor of Arts degree in Economics from Columbia University and a Juris Doctor from Boston College Law School.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Management and Principal Shareholders

The following table sets forth information about the beneficial ownership of our Class A common stock as of March 1, 2013 for:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Capital Bank Financial Corp., 121 Alhambra Plaza, Suite 1601, Coral Gables, Florida 33134. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 33,024,707 shares of Class A common stock outstanding as of March 1, 2013.

In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 1, 2013. We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Total Shares of Class A Common Stock Beneficially Owned Number	Percentage of Class A Common Stock
Executive Officers and Directors:
R. Eugene Taylor	2,323,744(1)	7%
Christopher G. Marshall	933,569(2)	2.8%
R. Bruce Singletary	689,473(3)	2%
Kenneth A. Posner	354,353(4)	1%
Vincent M. Lichtenberger	-	-
Richard M. DeMartini(5)	50,000 (6)	*%
Peter N. Foss	50,000 (6)	*%
William A. Hodges	55,135 (6)	*%
Jeffrey E. Kirt(7)	50,000 (6)	*%
Marc D. Oken(8)	300,000 (6)	*%
Martha M. Bachman	81,058 (9)	*%
Oscar A. Keller, III	72,375 (10)	*%
Charles F. Atkins	26,939 (11)	*%
Samuel E. Lynch	491	*%
William Ward	1,000	*%
All executive officers and directors as a group	4,988,137	15%
Greater than 5% Stockholders:
Crestview Partners II GP, L.P.(12)	2,896,260	8.7%
T. Rowe Price Associates, Inc.(13) 100 E. Pratt Street, Baltimore, Maryland 21202	2,157,600	6.5%

*	Represents less than 1% beneficial ownership.
(1)	Includes 638,379 shares of restricted stock subject to performance vesting. Includes 1,460,395 stock options that are currently exercisable or are exercisable within 60 days of March 1, 2013.
(2)	Includes 269,197 shares of restricted stock subject to performance vesting. Includes 608,689 stock options that are currently exercisable or are exercisable within 60 days of March 1, 2013.
(3)	Includes 202,173 shares of restricted stock subject to performance vesting. Includes 452,300 stock options that are currently exercisable or are exercisable within 60 days of March 1, 2013.
(4)	Includes 101,637 shares of restricted stock subject to performance vesting. Includes 217,716 stock options that are currently exercisable or are exercisable within 60 days of March 1, 2013.
(5)

Consists of shares owned by Crestview Advisors, L.L.C. which were issued in connection with Mr. DeMartini’s service on our Board of Directors. Mr. DeMartini disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.

(6)	Includes 12,500 shares of restricted stock. Includes 25,000 stock options that are currently exercisable or are exercisable within 60 days of March 1, 2013.
(7)	Consists of shares owned by Oak Hill Advisors, L.P. and certain of its affiliated funds which were issued in connection with Mr. Kirt’s service on our Board of Directors. Mr. Kirt disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.
(8)	Includes (i) 250,000 shares owned by Falfurrias Capital Partners, L.P. and (ii) 25,000 stock options that are currently exercisable or are exercisable within 60 days of March 1, 2013 and 25,000 shares of restricted stock owned by Falfurrias Management Partners, LLC. Mr. Oken disclaims beneficial ownership of the securities owned directly or indirectly by Falfurrias Capital Partners, L.P. and Falfurrias Management Partners, LLC, except to the extent of his pecuniary interest therein, if any.
(9)	Includes 1,662 shares of Class A common stock owned jointly with Ms. Bachman’s spouse, 52,819 shares of Class A common stock held by Ms. Bachman’s spouse, 4,945 shares of Class A common stock held by Phil Bachman Honda, 5,942 shares of Class A common stock held by the estate of John W. Massengill, for which Ms. Bachman serves as the executor, and 3,263 shares of Class A common stock held by Bachman-Bernard Chevrolet-Buick-GMC-Cadillac.
(10)	Includes 2,929 shares of Class A common stock owned jointly with Mr. Keller’s spouse, 3,513 shares of Class A common stock held by Mr. Keller’s spouse, 2,765 shares of Class A common stock held by Mr. Keller’s Individual Retirement Account, 2,543 shares of Class A common stock held by the Individual Retirement Account of Mr. Keller’s spouse, 648 shares of Class A common stock held by Mr. Keller as custodian for four of his children and four of his grandchildren, and 8,129 shares of Class A common stock held by Amos Properties, LLC, which is 25% owned by Mr. Keller and 25% owned by his spouse. Mr. Keller disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. Includes 473 stock options that are currently exercisable or are exercisable within 60 days of March 1, 2013.
(11)	Includes 6,783 shares of Class A common stock owned by AGA Corporation, which is 19.8% owned by Mr. Atkins, 1,759 shares of Class A common stock owned by AK&K Corporation, which is 25% owned by Mr. Atkins, and 135 shares of Class A common stock owned by Taboys Corporation, which is 100% owned by Mr. Atkins. Mr. Atkins disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. Includes 270 stock options that are currently exercisable or are exercisable within 60 days of March 1, 2013.
(12)	Consists of shares owned directly by Crestview-NAFH, LLC. Each of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. (collectively, the “Crestview Funds”) is a member of Crestview-NAFH, LLC and may be deemed to be a beneficial owner of such shares. Crestview Partners II GP, L.P. is the general partner of the Crestview Funds and may also be deemed to be a beneficial owner of such shares. Each of the foregoing disclaims beneficial ownership of such shares except to the extent of its pecuniary interest. The amount also includes 25,000 restricted shares and 25,000 stock or are exercisable options that are currently exercisable or are exercisable within 60 days of March 1, 2013 owned by Crestview Advisors, L.L.C., the investment manager of the Crestview Funds. Crestview Partners II GP, L.P. has voting and investment control over all such shares. Decisions by Crestview Partners II GP, L.P. to vote or dispose of such shares require the approval of a majority of the eight members of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Jeffrey A. Marcus, Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian Cassidy and Quentin Chu. None of the foregoing persons has the power individually to vote or dispose of any shares. Each of the foregoing individuals disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest. The address of each of the foregoing is c/o Crestview Partners, 667 Madison Avenue, 10th Floor, New York, New York 10065.
(13)	This information is based on a Schedule 13G filed with the SEC on February 4, 2013 by T. Rowe Price Associates, Inc., (“Price Associates”) in which it reported sole voting power as of December 31, 2012 as to 178,200 shares and sole dispositive power as to 2,157,600 shares. These securities are owned by various individuals and investment advisors, including T. Rowe Price Small-Cap Stock Fund, with power to direct investments and/or sole power to vote the securities. For the purpose of the reporting requirements of the Securities Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Class B Non-Voting Common Stock.

As of March 1, 2013, there were 22,821,160 shares of our Class B non-voting common stock issued and outstanding. Our Class B non-voting common stock does not possess voting rights and is not convertible to shares of our Class A common stock in the hands of the initial holder. However, a transferee unaffiliated with the initial holder that receives Class B non-voting common stock either in a transaction registered under the Securities Act of 1933, as amended, or subsequent to one of the permitted transfers mentioned below may elect to convert each share of Class B non-voting common stock into one share of Class A common stock. Class B non-voting common stock is transferable only: (1) to an affiliate of a holder of our common stock or to us; (2) in a widely dispersed public offering; (3) in a private sale in which no purchaser (or group of associated purchasers) would acquire Class A common stock and/or Class B non-voting common stock in an amount that, after the conversion of such Class B non-voting common stock into Class A common stock, is (or represents) 2% or more of a class of our voting securities; or (4) to a purchaser that would control a majority of our voting securities notwithstanding such transfer.

FILINGS UNDER SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. As a matter of practice, our administrative staff assists our directors and executive officers in preparing and filing such reports. Based solely upon a review of such reports and representations from our directors and executive officers, we believe that during 2012 all such reports were filed on a timely basis, except that Mr. Marshall filed a Form 4 one business day late.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

Only one Annual Report and Proxy Statement may be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to Investor Relations c/o 121 Alhambra Plaza, Suite 1601, Coral Gables, Florida 33134 (telephone number 704-554-5901). Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Investor Relations as described above.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Under Securities and Exchange Commission rules, if a shareholder wants us to include a proposal in our proxy statement for presentation at the 2014 Annual Meeting, the proposal must be received by us, attention: Office of the Secretary, at our principal executive offices before January 10, 2014, the date that is 120 days before the anniversary of the date this proxy was sent to our shareholders. We suggest that such proposals be sent by certified mail, return receipt requested.

Under our By-Laws, the proposal of business that is appropriate to be considered by the shareholders may be made at an annual meeting of shareholders by any shareholder who was a shareholder of record at the time of giving the notice described below, who is entitled to vote at such meeting and who complies with the notice procedures set forth in the By-Laws.

For business to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2014 Annual Meeting such notice must be received between January 22, 2014 and February 21, 2014. Each such notice must include among other things:

•	for each matter, a brief description thereof and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder proposing such business as well as any affiliates or associates acting in concert with such shareholder;

•	the number of shares of each class of Company stock owned by such shareholders;

•	any material interest of such shareholders in such proposal; and

•	a description of all ownership interests in the shares identified, including derivative securities, hedged positions and other economic and voting interests.

This notice requirement applies to matters being brought before the meeting for a vote. Shareholders, of course, may and are encouraged to ask appropriate questions at the meeting without having to comply with the notice provisions.

By Order of the Board of Directors

Vincent M. Lichtenberger

Secretary

Dated April 10, 2013

PLEASE DATE, SIGN AND MAIL YOUR PROXY

APPENDIX A

CAPITAL BANK FINANCIAL CORP.

2013 OMNIBUS COMPENSATION PLAN

(Effective May 22, 2013)

1.             Purpose; Effective Date.  The purpose of the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan (the “Plan”) is, among other things, to promote the interests of the shareholders by providing stock-based incentives to selected employees (each, a “Participant”) to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of Capital Bank Financial Corp. (the “Company”). In furtherance of this objective, stock options, stock appreciation rights, performance shares, restricted shares, performance units, restricted stock units, phantom shares, common stock of the Company (“Common Stock”), and/or other incentive awards (including awards denominated or settled in cash) (collectively, “Awards”) may be granted in accordance with the provisions of this Plan.

This Plan became effective as of May 22, 2013 (the “Effective Date”), following shareholder approval at the Company’s 2013 annual meeting of its shareholders. Any Awards that were granted under this Plan prior to its approval by shareholders were specifically contingent on approval of this Plan by the shareholders of the Company at such annual meeting.

2.            Administration.  This Plan is to be administered by the Compensation Committee or any successor committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall have full power and authority to construe, interpret and administer this Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b) of the Exchange Act.

The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make Awards under this Plan with respect to not more than ten percent of the shares authorized under this Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make Awards to participants who are subject to Section 16 of the Exchange Act.

3.            Shares Available For This Plan.  Subject to Section 19 hereof, the maximum number of shares of Common Stock (“Shares”) that shall be available for delivery pursuant to the provisions of this Plan shall be 2,639,000 Shares. Such Shares may be either authorized but unissued shares or treasury shares.

For purposes of calculating the number of Shares available for delivery under this Plan:

•	there shall be counted against the limitations the number of shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted;

•

(i) the grant of a Performance Share Award (as defined in Section 9) or other unit or phantom share award shall be deemed to be equal to the maximum number of Shares that may be issued under the award and (ii) where the value of an award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the award;

•

if the exercise price of any stock option granted under this Plan, or the tax withholding obligation associated with the exercise of such stock option, is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), any tendered or withheld shares shall not be available for Awards granted under this Plan;

•

if the tax withholding obligation associated with the vesting of an Award of restricted stock is satisfied by tendering Shares to the Company (or by the withholding of Shares by the Company) , any tendered or withheld shares shall not be available for Awards granted under this Plan;

•

the gross number of Shares with respect to which a stock-settled stock appreciation (a “SAR”) right is exercised will be counted against such limit, rather than the net number of shares delivered upon the exercise of a stock-settled SAR;

•	Awards payable solely in cash will not reduce the number of Shares available for Awards granted under this Plan; and

•

any shares awarded under this Plan that are not issued or that are subject to an award under this Plan that has lapsed or is forfeited, terminated, settled in cash or canceled without having been exercised shall again be available for other Awards under this Plan.

4.            Limitation On Awards.  Subject to Section 19 hereof, (a) no single Participant may receive Awards (other than stock options or SARs) under this Plan with respect to more than 300,000 shares in any calendar year, (b) the maximum number of Shares that may be issued pursuant to options designated as Incentive Stock Options (as defined in Section 7) shall be 500,000 shares, (c) the maximum number of Shares that may be issued pursuant to Performance Share Awards (as defined in Section 9), Performance Unit Awards (as defined in Section 9), Restricted Stock Awards (as defined in Section 11), Restricted Stock Unit Awards (as defined in Section 11) and Other Awards (as defined in Section 13) shall be 791,700 shares, (d) no single Participant may be granted stock options or SARs with respect to more than 500,000 shares in any calendar year and (e) in any calendar year, no Participant may receive Awards under the Plan paid in cash having an aggregate dollar value in excess of $5,000,000.

5.            Term.  No Awards may be granted under this Plan after May 22, 2023, at which time the Plan shall expire but without affecting any Awards then outstanding.

6.         Eligibility.  Awards under this Plan may be made to any person selected by the Committee.

7.         Stock Options.  The Committee may, in its discretion, from time to time grant to eligible Participants options to purchase Common Stock, at a price not less than 100% of the fair market value of the Common Stock on the date of grant (the “option price”), subject to the conditions set forth in this Plan. The Committee may not reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization (as defined in Section 19), nor may the Committee agree to exchange a new lower priced option for an outstanding higher priced option.

The Committee, at the time of granting to any Participant an option to purchase shares or any related SAR under this Plan, shall fix the terms and conditions upon which such option or appreciation right may be exercised, and may designate options as non-statutory stock options or incentive stock options (“Incentive Stock Options”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or any other statutory stock option that may be permitted under the Code from time to time; provided, however that (i) the date on which such options and related appreciation rights shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) the terms and conditions of Incentive Stock Options must be in accordance with the qualification requirements of the Code and (iii) the provisions of any other statutory stock option permitted under the Code must be consistent with applicable Code requirements. Incentive Stock Options shall be granted only to full time employees of the Corporation and its subsidiaries within the meaning of Section 424 of the Code. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Corporation or any Subsidiary which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time.

Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options in a written stock option agreement, including but not limited to provisions for the exercise of options in installments, any requirements imposed on a Participant to retain the Common Stock acquired upon exercise of the option, the time limits during which options may be exercised and, in lieu of payment in cash, the exercise in whole or in part of options by tendering Common Stock owned by the Participant, valued at the fair market value on the date of exercise, or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of Common Stock for all or part of the option price, including limitations on the pyramiding of shares.

No option shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A of the Code) other than the deferral or recognition of income until the later of exercise or disposition of the option or the time the shares acquired upon the exercise of the option first become substantially vested (as defined in Treasury Regulation §1.83-3(b)).

8.            Stock Appreciation Rights.  The Committee may grant awards in the form of SARs. SARs shall entitle the recipient to receive a payment (in the form of stock or cash as set forth in the Award) equal to the appreciation in market value of a stated number of Shares from the price stated in the Award (which price must be no less than the fair market value of the Common Stock on the date of the grant of such SAR) to the market value of the Common Stock on the date of exercise or surrender. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may only be granted at the time of the grant of the related stock option.

A Tandem SAR shall be subject to the same terms and conditions as the related stock option and shall be exercisable at such times and to such extent as the Committee shall determine, but only so long as the related option is exercisable. The number of Tandem SARs shall be reduced not only by the number of Tandem SARs exercised but also by the number of shares purchased upon the exercise of the related option. A related stock option shall cease to be exercisable to the extent the Tandem SAR is exercised.

Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less than the fair market value of the Common Stock, as determined by the Committee, on the date of the grant of the Freestanding SAR.

Upon surrender to the Company of the unexercised related stock option or any portion thereof (in the case of a Tandem SAR), or upon exercise of a Freestanding SAR, an SAR shall entitle the Participant to receive from the Company in exchange therefor a payment in stock or cash (as determined by the Committee and set forth in the Award). In the case of a payment in stock, the number of shares to be received by the Participant shall be determined by dividing (1) the product of (A) the total number of SARs being exercised times (B) the amount by which the fair market value of a share of Common Stock on the exercise date exceeds the option price of the related option (or the base price of a Freestanding SAR), by (2) the fair market value of a share of Common Stock on the exercise date. No fractional shares shall be issued. In the case of a payment in cash, the Participant shall receive a payment equal to the product of (A) the total number of SARs being exercised times (B) the amount by which the fair market value of a share of Common Stock on the exercise date exceeds the option price of the related option (or the base price of a Freestanding SAR).

The Committee may, consistent with the Plan, by way of the Award or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, on any SAR Award, including but not limited to determining the manner in which payment of the appreciation in value shall be made.

No SAR shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A of the Code) other than the deferral or recognition of income until the exercise or disposition of the SAR or the time any shares acquired upon the exercise of the SAR first become substantially vested (as defined in Treasury Regulation §1.83-3(b)).

9.            The Capital Bank Financial Corp. Long-Term Incentive Plan (“LTIP”).  In the event that the Committee adopts an LTIP, the Committee may make Performance Share Awards (denominated in Shares) or Performance Unit Awards (denominated in units that are equivalent to a specified amount of cash or number of Shares) under such LTIP. To the extent a Performance Share Award or a Performance Unit Award is intended to be a Qualified Performance-Based Award (as defined in Section 14) it shall be subject to the terms and conditions set forth in Section 14.

At the time Performance Share Awards and Performance Unit Awards are made, the Committee shall determine, in its sole discretion, one or more performance periods and specific Performance Objectives (as defined below) to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Unit Awards, the Committee shall also determine a target unit value or a range of unit values for each award.

At the end of the performance period, the Committee shall determine the extent to which Performance Objectives have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or Shares (valued at their fair market value at the time of payment) or a combination of cash and Shares. Payments of Performance Share Awards and Performance Unit Awards shall generally be made as soon as practicable following the end of the performance period, but in any event such payments will be made no later than the end of the calendar year following the calendar year in which the performance period ends.

10.        Performance Objectives.  Performance objectives that may be used under the Plan (“Performance Objectives”) shall be based upon one or more or the following criteria (or upon changes in such criteria or in the growth rates of such criteria): earnings and earnings per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); net income and net income per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); core net income; pre-tax, pre-provision earnings and pre-tax, pre-provision earnings per share; core pre-tax, pre-provision earnings and core pre-tax, pre-provision earnings per share; pre-tax, pre-provision earnings or core pre-tax, pre-provision earnings to risk-weighted assets; revenues; profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, in total or with respect to specific categories or business units); operating or cash earnings and operating or cash earnings per share; cash (cash flow, cash generation or other cash measures); return measures (including, but not limited to, total stockholder return, return on average assets, return on average stockholders’ equity, return on investment and cash return on tangible equity); net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; net non-interest expense to average assets; interest-sensitivity gap levels; expense targets, efficiency ratio or other expense measures; assets under management; levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); market share; growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; business expansion or consolidation (acquisitions and divestitures); strategic plan development and implementation; internal rate of return; Share price; regulatory compliance; satisfactory internal or external audits; book value and book value per share; tangible stockholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; tangible common equity to tangible assets; tangible common equity to risk-weighted assets; improvement of financial ratings; and achievement of balance sheet or income statement objectives, or other financial accounting or quantitative objectives established by the Committee.

The Performance Objectives may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular Participant, Subsidiary, division or operating unit, or any combination of the foregoing, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may adjust, modify or amend the above criteria, either in establishing any Performance Objective or in determining the extent to which any Performance Objective has been achieved. Without limiting the generality of the foregoing, the Committee shall have the authority, at the time it establishes the Performance Objectives, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any Subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the Plan.

11.        Restricted Stock and Restricted Stock Units.  The Committee may make Awards in Common Stock (“Restricted Stock”) and Awards of restricted stock units (“Restricted Stock Units”) subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries. Any Restricted Stock Award and Restricted Stock Unit Award which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 28.

12.         Cash-Based Awards.  Awards denominated in a dollar amount (a “Cash-Based Award”) may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards (as defined below) shall be subject to the provisions of Section 14. In addition, no Participant may be granted Cash-Based Awards that are Qualified Performance-Based Awards that have an aggregate maximum payment value in any calendar year in excess of $5,000,000. Cash-Based Awards may be paid in cash, Shares or other Awards (valued as of the date such Shares or other Full-Value Awards are granted based on the Fair Market Value on such date) as determined by the Committee.

13.        Other Awards.  The Committee may make Awards authorized under this Plan in units or phantom shares, the value of which is based, in whole or in part, on the value of Common Stock, in lieu of making such Awards in Common Stock (“Other Awards”). The Committee may provide for Other Awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, under such terms and conditions as in its discretion it deems appropriate.

14.        Qualified Performance-Based Awards.

(a)            The provisions of this Plan are intended to ensure that all options and SARs granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or SAR is expected to be deductible to the Company qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code (the “Section 162(m) Exemption”), and all such Awards shall therefore be considered an award that qualifies for such exemption (“Qualified Performance-Based Awards”) and, as set forth in Section 36, this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or SAR, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

(b)            Each Qualified Performance-Based Award (other than an option or SAR) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Objectives, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Notwithstanding the immediately preceding sentence, (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of the Performance Objectives referred to in the immediately preceding sentence will be waived upon the death or disability (as defined in the applicable award agreement) of the grantee of such Award.

(c)            The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

15.         Deferred Awards. The Committee may permit Participants to elect to defer receipt of Awards (other than options or SARs), either in cash or in Common Stock, under such terms and conditions that the Committee may prescribe, provided that any such deferral shall be made in compliance with a plan designed to comply with the requirements of Section 409A of the Code. The Committee may authorize the Company to establish various trusts or make other arrangements with respect to any deferred Awards.

16.        Fair Market Value.  For all purposes of this Plan the fair market value of a share of Common Stock shall be the closing price of the Common Stock on the relevant date (as of the close of trading) as reported on the NASDAQ, or, if no sale was made on such date, then on the next preceding day on which such a sale was made.

17.        Termination of Employment.  The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment with the Corporation will have on any grants or Awards under this Plan provided that, to the extent applicable, a termination of employment shall mean a “separation from service” as such term is defined for purposes of Section 409A of the Code.

18.        Assignability.  Any Awards granted under this Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time; provided, however, that under no circumstances shall a transfer for value of any Award hereunder be permitted. The designation of a beneficiary for an Award shall not constitute the transfer of an Award.

19.         Corporate Reorganization.  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Shares outstanding), such as a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, (a “Corporate Reorganization”), the Committee or the Board shall be required to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Plan and the maximum limitation on the number of Awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and SARs, in the number and kind of shares subject to other outstanding Awards granted under this Plan and/or such other equitable substitution or adjustments to equalize the value and prevent dilution or enlargement of the rights of participants in any form or manner of substitution or adjustment as it, in good faith, may determine, in its sole discretion, to be equitable under the circumstances; provided, however, that the number of shares subject to any award shall always be a whole number.

20.        Committee’s Determination.  The Committee’s determinations under this Plan including, without limitation, determinations of the employees to receive Awards or grants, the form, amount and timing of such Awards or grants, the terms and provisions of such Awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards or grants under this Plan whether or not such individuals are similarly situated. The Committee may, with the consent of the Participant, modify any determination it previously made.

21.        Leave of Absence or Other Change in Employment Status.  The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any leave of absence taken by a Participant or any other change in employment status, such as a change from full time employment to a consulting relationship (or vice versa), of a Participant relative to any grant or award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other change in employment status shall constitute a termination of employment within the meaning of this Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on Awards under this Plan theretofore made to any Participant who takes such leave of absence or otherwise changes his or her employment status. In the case of an Award that is subject to Section 409A of the Code, such determinations shall be made in accordance with the requirements of Section 409A.

22.         Reporting and Withholding Taxes.  The Committee or its designee shall have the right to (i) determine and report the appropriate amount of income recognized with respect to any Award and (ii) determine the amount of any Federal, state, or local required withholding tax, and (iii) require that any such required withholding tax be satisfied by withholding Shares or other amounts which would otherwise be payable under this Plan.

23.         Retention Of Shares.  If Shares are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the Participants’ names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the Participants, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular Awards.

24.        Dividends And Voting.  Except with respect to options and SARs, the Committee may permit each Participant to receive or accrue dividends, if any, and other distributions, if any, made with respect to such Awards under such terms and conditions as in its discretion it deems appropriate. Under such terms and conditions as in its discretion it deems appropriate, the Committee may permit the Participant to vote or execute proxies with respect to shares awarded to the Participant hereunder. Notwithstanding the preceding to the contrary, all dividends and other distributions shall be made in a manner so as to comply with the provisions of Section 409A of the Code and Treasury regulations and any other related Internal Revenue Service guidance promulgated thereunder and, as applicable, so as to preserve the applicable award’s status as being exempt from Section 409A of the Code.

25.         Forfeiture Of Awards. Any Awards or parts thereof made under this Plan that are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any Shares issued shall revert to the Treasury of the Company.

26.        Continued Employment. Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right that the Company may have to terminate the employment of such Participant.

27.         Change In Control.  For purposes of this Plan, a “Change in Control” shall mean:

(a)         the acquisition by any individual, entity or group (within the meaning given in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of beneficial ownership of 51% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise or settlement of any similar right to acquire such common stock (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate or (D) any acquisition by any individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency (each a “Person”) that complies with clauses (i), (ii) and (iii) of subsection (d) of this Section 27; or

(b)        individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination), shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(c)         approval by the shareholders of the Company of a complete dissolution or liquidation of the Company; or

(d)        the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of the assets of the Company or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Company (the “Parent Company”) is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the Beneficial Owner, directly or indirectly, of 51% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (iii) at least two-thirds of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(e)        Notwithstanding anything set forth in this Plan to the contrary, for each Award made under this Plan that constitutes nonqualified deferred compensation under Section 409A of the Code, solely to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award only if a “change in the ownership or effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” in each case within the meaning of Treasury Regulation Section 1.409A-3(a)(5), shall have occurred under Section 409A of the Code.

28.         Effect of Change In Control.

(a)         Options and Stock Appreciation Rights.

(i)        In the event of a proposed transaction that would constitute a Change in Control in which the Company would not continue as a publicly traded corporation, the Company shall give written notice thereof to any Participant holding an option or SAR granted hereunder at least 30 days prior to the closing of the transaction that would constitute a Change in Control. The Participant shall have the right within such 30-day period (but only within the period prior to the final date on which such option or SAR would have otherwise expired) to exercise the option or SAR to the extent such Participant was entitled to exercise the option or SAR on the date of the notice; provided, however, that if the Participant is employed by the Company on the date of the notice, then the Participant shall have the right to exercise the option or SAR in full to the extent not previously exercised (with such vesting and exercisability contingent upon the closing of the transaction constituting the Change in Control). To the extent that the option or SAR shall not have been exercised on or prior to the effective date of the transaction constituting the Change in Control (and except as may be provided in such Participant’s option or SAR with respect to the surrender of such option or SAR for cash), then such option or SAR shall terminate on such date, unless it is assumed by another corporation within the meaning of Section 424(a) of the Code.

(ii)        In the event of a proposed transaction that would constitute a Change in Control in which the Company would continue as a publicly-traded corporation, (A) options and any SAR shall become immediately exercisable upon the earliest to occur of (I) the Change in Control and (II) the time that notice is provided by the Board of the proposed transaction and, (B) notwithstanding any other provisions of this Plan (except for paragraph (c) below) or the terms of any Award, such options and SARs shall remain exercisable for no less than the shorter of (I) two years or (II) the remainder of the full term of the option or SAR.

(b)        Other Awards.    In the event of a proposed transaction that would constitute a Change in Control, the treatment of awards granted under this Plan other than stock options and SARs shall be governed by the terms of such awards.

(c)        Committee Discretion to Cancel Awards.  Notwithstanding paragraphs (a) and (b) above, in the event of a proposed transaction that would constitute a Change in Control, the Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive (i) in the case of any option or SAR, for each share of Common Stock subject to such Award a cash payment equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of shares subject to such Award; provided that if such product is zero (0) or less or to the extent that the Award is not then exercisable (after taking into account the application of paragraphs (a) and (b) above), the Award will be canceled and terminated without payment therefor; (ii) in the case of any Award of restricted stock units or phantom shares, a cash payment equal to the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such transaction multiplied by the number of shares subject to such Award; and (iii) in the case of any other Award (other than an Award that by its terms specifies its treatment in the event of a Change in Control), an amount reflecting the current fair market value of such Award as determined by the Committee in good faith. In the event of a Change in Control transaction in which the stockholders of the Company do not receive any consideration, the Committee may utilize the fair market value of a share of Common Stock immediately prior to the Change in Control transaction (determined in the manner set forth in Section 16) for purposes of determining the cash payment to be received by a Participant.

29.         Compliance With Laws And Regulations.  Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

30.        Amendment.  The Board of Directors of the Company may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to Awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that no amendment which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization), materially increasing the benefits accruing to Participants under the Plan or materially modifying the requirements for participation in the Plan shall be made without the approval of the Company’s shareholders.

31.         409A Compliance.  Notwithstanding any Plan provisions herein to the contrary and, to the extent applicable, the Plan shall be interpreted, construed and administered (including with respect to any amendment, modification or termination of the Plan) in such manner so as to comply with the provisions of Section 409A of the Code and Treasury regulations and any other related Internal Revenue Service guidance promulgated thereunder and, as applicable, so as to preserve an award’s status as being exempt from (or satisfying the requirements of) Section 409A of the Code.

32.        Governing Law.  This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof, except as governed or preempted by Federal law.

33.        No Right, Title, or Interest in Company Assets.  No Participant shall have any rights as a shareholder solely as a result of any Award except to the extent such rights are granted to the Participant under Section 24 hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

34.        Payments to Specified Employees.  Notwithstanding anything to the contrary in this Plan or any agreement relating to an Award, upon the Separation from Service of a Specified Employee (as such terms are defined for purposes of Section 409A of the Code), no payments under this Plan of amounts constituting nonqualified deferred compensation subject to Section 409A shall be paid to such Specified Employee during the 6-month period following such Separation from Service, and such amounts shall instead be paid within the 30-day period commencing with the first day of the seventh month following the month of such Participant’s Separation from Service (provided that if such 30-day period begins in one calendar year and ends in the subsequent calendar year, the Participant shall have no right to designate the calendar year of payment.

35.        No Acceleration.    Except as permitted under Section 409A of the Code, no acceleration of the time or form of payment of any Award shall be permitted.

36.        Section 162(m) Compliance.  To the extent to which Section 162(m) of the Code is applicable, the Company intends that compensation paid under the Plan to Covered Employees (as such term is defined for purposes of Section 162(m)) will, to the extent practicable, constitute a Qualified Performance-Based Award within the meaning of Section 162(m) and the regulations thereunder, unless otherwise determined by the Committee. Accordingly, Awards granted to Covered Employees (as such term is defined in Section 162(m)(3) of the Code) that are intended to qualify for the Section 162(m) Exemption shall be deemed to include any such additional terms, conditions, limitations, and provisions as are necessary to comply with such exception unless the Committee, in its discretion, determines otherwise.

IN WITNESS WHEREOF, the company, by its duly authorized officer, has caused this Plan to be executed as of this          day of                             , 2013.

CAPITAL BANK FINANCIAL CORP.

By:

Title:

CAPITAL BANK FINANCIAL CORP. 121 ALHAMBRA PLAZA SUITE 1601 CORAL GABLES, FL 33134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Capital Bank Financial Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Capital Bank Financial Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M30389-P06449-Z54757	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL BANK FINANCIAL CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR all of the following: Vote on Directors
1.	ELECTION OF DIRECTORS	☐	☐	☐

01)    Charles F. Atkins                        07)    Jeffrey E. Kirt

02)    Martha M. Bachman                   08)    Samuel E. Lynch

03)    Richard M. DeMartini                09)    Marc D. Oken

04)    Peter N. Foss                              10)    R. Eugene Taylor

05)    William A. Hodges                    11)    William G. Ward, Sr.

06)    Oscar A. Keller III

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2013.					☐	☐	☐

3.	Approve the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan.					☐	☐	☐

4.	Adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the proxy statement.					☐	☐	☐

The Board of Directors recommends you vote for EVERY YEAR on the following proposal:					Every 3 Years	Every 2 Years	Every Year	Abstain

5.	Select, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of our named executive officers.				☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

  ☐    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS, AND FOR PROPOSALS 2, 3 AND 4 and “EVERY YEAR” FOR PROPOSAL 5.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

April 10, 2013

To Our Shareholders:

The Annual Meeting of Shareholders will be held at the DoubleTree Suites, 6300 Morrison Blvd., Charlotte, NC 28211 on Wednesday May 22, 2013, at 10:00 a.m.

If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and 2012 annual report and vote at www.proxyvote.com.

The proxy statement contains information regarding the meeting, the nominees for election to the Board of Directors, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the year 2013, the proposal to approve the Capital Bank Financial Corp. 2013 Omnibus Compensation Plan, the proposal to adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the proxy statement, and the proposal to select, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of our named executive officers. The voting results from the Annual Meeting of Shareholders will be posted on our website, www.capitalbank-us.com/shareholdersmeeting, on May 23.

It is important that these shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.

Sincerely,

R. Eugene Taylor

Chairman and

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

M30390-P06449-Z54757

CAPITAL BANK FINANCIAL CORP. PROXY
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes R. Eugene Taylor and Vincent M. Lichtenberger, or either of them, with full power of substitution, to represent the undersigned and to vote all common stock of CAPITAL BANK FINANCIAL CORP. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 22, 2013, and at any adjournment thereof, as indicated, and in their discretion upon other matters as may properly come before the meeting.

You are encouraged to specify your choice by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote these shares unless you sign and return this card. The Board of Directors recommends a vote FOR the election of all directors in Proposal 1, FOR Proposals 2, 3, and 4 and for “Every Year” on Proposal 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be signed and dated, on reverse side.)